UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Tier Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

TIER TECHNOLOGIES, INC.

Keith S. Omsberg	11130 Sunrise Valley Drive, Suite 300
Corporate Secretary	Reston, Virginia 20191
March 16, 2011

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Tier Technologies, Inc. on Thursday, April 7, 2011 at 10:00 a.m. Eastern Time at the Sheraton Reston Hotel, located at 11810 Sunrise Valley Drive, Reston, VA 20191.

We consider the votes of all shareholders important, no matter how many or how few shares you may own. Regardless of whether you plan to attend the annual meeting, we encourage you to submit your proxy promptly, following the instructions on the enclosed proxy card. You may submit your proxy by telephone, by Internet, or by mail.

At the annual meeting, shareholders will elect directors, consider an advisory vote on executive compensation, consider an advisory vote on the frequency of future executive compensation advisory proposals, and vote on the ratification of the selection of Tier’s independent registered public accounting firm, in each case as described in the enclosed proxy materials. We will also report on Tier’s business. Shareholders will have an opportunity to ask relevant questions.

Only shareholders of record at the close of business on February 23, 2011 are entitled to notice of, to attend, and to vote at the annual meeting.

Your vote is extremely important. If you have questions or require any assistance with voting your shares, please call our proxy solicitor, Phoenix Advisory Partners, toll-free at (877) 478-5038.

By Order of the Board of Directors,

Keith S. Omsberg
Secretary

Reston, Virginia
March 16, 2011

TIER TECHNOLOGIES, INC.
11130 Sunrise Valley Drive, Suite 300
Reston, Virginia 20191

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF TIER TECHNOLOGIES, INC.

TIME:	10:00 a.m. Eastern Time on Thursday, April 7, 2011

PLACE:	Sheraton Reston Hotel, located at 11810 Sunrise Valley Drive, Reston, Virginia 20191

ITEMS OF BUSINESS:	(1) To elect eight directors;

(2) To approve an advisory vote on executive compensation;

(3) To hold an advisory vote on the frequency of future executive compensation advisory votes;

(4) To vote on the ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011; and

(5) To transact other business properly coming before the meeting.

WHO CAN VOTE:	You can vote if you were a shareholder of record at the close of business on February 23, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 7, 2011. The proxy statement and Tier’s Annual Report on Form 10-K for fiscal year 2010, as amended, are available electronically at www.proxyvote.com. Directions to the meeting are provided on page 58 of this proxy statement.

Our Board of Directors has nominated for election as directors the eight persons named in Proposal One in the proxy statement accompanying this Notice. We believe that these individuals have the independence, knowledge, and commitment to deliver value for Tier and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD’S NOMINEES ON THE ENCLOSED PROXY CARD.

Keith S. Omsberg
Corporate Secretary

March 16, 2011

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TABLE OF CONTENTS

INFORMATION ABOUT THE PROXY MATERIALS AND OUR 2011 ANNUAL MEETING OF SHAREHOLDERS	1
GENERAL INFORMATION	1
1. WHO IS MAKING THIS SOLICITATION?	1
2. WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?	1
3. WHEN AND WHERE IS THE ANNUAL MEETING?	1
4. WHAT PROPOSALS ARE BEING PRESENTED FOR SHAREHOLDER VOTE AT THE ANNUAL MEETING?	1
5. WHAT OTHER MATTERS MAY ARISE AT THE ANNUAL MEETING?	2
6. WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?	2
7. WHAT DO I NEED FOR ADMISSION TO THE ANNUAL MEETING?	2
8. HOW CAN I FIND TIER’S PROXY MATERIALS AND ANNUAL REPORT ON THE INTERNET?	3
9. WHOM SHOULD I CALL IF I HAVE QUESTIONS OR NEED ADDITIONAL COPIES OF THE PROXY MATERIALS?	3
VOTING MECHANICS	3
10. WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?	3
11. WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?	3
12. HOW CAN I VOTE MY SHARES OF COMMON STOCK?	3
13. HOW CAN I REVOKE A PROXY OR CHANGE MY VOTING INSTRUCTIONS?	4
14. WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS TO MY BROKER?	4
15. WHO WILL COUNT THE VOTES?	4
VOTING INFORMATION	5
16. WHAT ARE THE VOTING CHOICES WHEN VOTING ON PROPOSAL ONE, THE ELECTION OF DIRECTORS?	5
17. WHAT VOTE IS NEEDED TO ELECT THE DIRECTORS?	5
18. WHAT ARE THE VOTING CHOICES WHEN VOTING ON PROPOSAL TWO, THE ADVISORY VOTE ON EXECUTIVE COMPENSATION?	5
19. WHAT VOTE IS NEEDED TO APPROVE PROPOSAL TWO, THE ADVISORY VOTE ON EXECUTIVE COMPENSATION?	5
20. WHAT ARE THE VOTING CHOICES WHEN VOTING ON PROPOSAL THREE, THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES?	6
21. WHAT VOTE IS REQUIRED TO APPROVE ONE OF THE THREE FREQUENCY OPTIONS UNDER PROPOSAL THREE, THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES?	6
22. WHAT ARE THE VOTING CHOICES WHEN VOTING ON PROPOSAL FOUR, THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?	6
23. WHAT VOTE IS NEEDED TO RATIFY THE SELECTION OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?	6
24. HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?	7
25. WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?	7
26. WHAT IF I RETURN MY PROXY CARD BUT DO NOT GIVE VOTING INSTRUCTIONS?	7
27. WHAT IF OTHER MATTERS ARE VOTED ON AT THE MEETING?	7

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TIER TECHNOLOGIES, INC.
11130 Sunrise Valley Drive, Suite 300
Reston, Virginia 20191

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 7, 2011

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Tier Technologies, Inc., a Delaware corporation (“Tier,” the “Company,” “we,” “us,” or “our”), of proxies for use in voting at the 2011 Annual Meeting of Shareholders to be held at the Sheraton Reston Hotel, located at 11810 Sunrise Valley Drive, Reston, Virginia 20191, on April 7, 2011 at 10:00 a.m., local time, and any adjournment or postponement thereof. On or about March 16, 2011, we began mailing this proxy statement, the enclosed proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as amended, to shareholders entitled to vote at the annual meeting.

INFORMATION ABOUT THE PROXY MATERIALS AND OUR 2011 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

1.	WHO IS MAKING THIS SOLICITATION?

The Board of Directors, or Board, is soliciting your proxy for use at the Annual Meeting of Shareholders of Tier Technologies, Inc. or at any adjournment or postponement of the annual meeting. The Board is providing these proxy solicitation materials to give you information for use in determining how to vote in connection with the annual meeting.

2.	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our Annual Report on Form 10-K for the year ended September 30, 2010, as amended, which includes our audited consolidated financial statements, is also enclosed.

3.	WHEN AND WHERE IS THE ANNUAL MEETING?

The Annual Meeting of Shareholders of Tier Technologies, Inc. will be held on April 7, 2011 at 10:00 a.m. Eastern Time, at the Sheraton Reston, located at 11810 Sunrise Valley Drive, Reston, Virginia 20191. Directions to the Sheraton Reston are provided on page 58.

4.	WHAT PROPOSALS ARE BEING PRESENTED FOR SHAREHOLDER VOTE AT THE ANNUAL MEETING?

Four proposals are scheduled for voting at the annual meeting:

PROPOSAL ONE.  Election of Directors:

THE BOARD RECOMMENDS THAT YOU VOTE FOR ITS NOMINEES — CHARLES W. BERGER, MORGAN P. GUENTHER, JAMES C. HALE, ALEX P. HART, PHILIP G. HEASLEY, DAVID A. POE, ZACHARY F. SADEK, AND KATHERINE A. SCHIPPER — FOR SERVICE UNTIL TIER’S NEXT ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED.

You can find information about Proposal One, including information about the Board’s nominees, beginning on page 8. You can find information about the Board, its committees, and other related matters, beginning on page 25, and information about director compensation beginning on page 54.

PROPOSAL TWO.  Advisory Vote to Approve Executive Compensation:

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.

You can find information about Proposal Two beginning on page 12.

PROPOSAL THREE.  Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes:

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES TO BE EVERY ONE YEAR.

You can find information about Proposal Three beginning on page 14.

PROPOSAL FOUR.  Ratification of Selection of McGladrey & Pullen, LLP:

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2011.

You can find information about Proposal Four beginning on page 15, and information about Tier’s relationship with McGladrey & Pullen, LLP beginning on page 56.

We will also consider any other business that properly comes before the annual meeting.

5.	WHAT OTHER MATTERS MAY ARISE AT THE ANNUAL MEETING?

We do not know of any other matters that will come before the shareholders at the annual meeting. The Chairman of the annual meeting may refuse to allow presentation of a proposal or a nomination for the Board if the proposal or nomination was not properly submitted. The requirements for properly submitting proposals and nominations for this year’s annual meeting were described in our proxy statement for the 2010 annual meeting and are similar to those described on page 57 for next year’s meeting.

6.	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE ANNUAL MEETING?

Tier is making this solicitation of proxies and will bear all related costs. We will conduct the solicitation by mail, personally, telephonically, through the Internet, or by facsimile through our officers, directors, and employees, none of whom will receive additional compensation for assisting with the solicitation. We may also solicit shareholders through press releases issued by the Company, advertisements in periodicals, and postings on the Company’s website. We have also retained Phoenix Advisory Partners to assist in the solicitation of proxies, for a fee estimated to be approximately $7,500 plus out-of-pocket expenses. In addition, we have agreed to indemnify Phoenix against certain liabilities arising out of or in connection with the engagement. Phoenix has advised us that approximately 10 of its employees will be involved in the proxy solicitation by Phoenix on behalf of Tier.

7.	WHAT DO I NEED FOR ADMISSION TO THE ANNUAL MEETING?

You are entitled to attend the annual meeting only if you are a shareholder of record or a beneficial owner of Tier stock as of the close of business on February 23, 2011, or you hold a valid proxy for the annual meeting. If you are the shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the annual meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned Tier common stock as of the record date, a copy of the voting instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

8.	HOW CAN I FIND TIER’S PROXY MATERIALS AND ANNUAL REPORT ON THE INTERNET?

Our proxy statement and Annual Report on Form 10-K for fiscal year 2010, as amended, are available electronically at www.proxyvote.com.

9.	WHOM SHOULD I CALL IF I HAVE QUESTIONS OR NEED ADDITIONAL COPIES OF THE PROXY MATERIALS?

If you have questions, require any assistance with voting your shares, or need additional copies of this proxy statement, please call our proxy solicitor, Phoenix Advisory Partners, toll-free at (877) 478-5038.

VOTING MECHANICS

10.	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only holders of record of shares of our common stock at the close of business on February 23, 2011, or the record date, are entitled to vote at the annual meeting, or at adjournments or postponements of the annual meeting. As of the record date there were 16,596,621 shares of our common stock outstanding and entitled to vote.

Except in connection with Proposal One (the election of directors), each share of common stock is entitled to one vote for each matter to be voted on at the annual meeting. In connection with the election of directors, each share is entitled to eight votes, one vote for each board seat that is being elected. The holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted towards a quorum.

11.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date is February 23, 2011. Holders of common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

12.	HOW CAN I VOTE MY SHARES OF COMMON STOCK?

If you are a record holder of our common stock, there are four ways to vote for the Board’s nominees and on the other matters as set forth in this proxy statement:

•	Telephone: Follow the instructions for proxy authorization by telephone on your proxy card; OR

•	Mail: Mark, sign, and date your proxy card and return it to: Vote Processing, Tier Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; OR

•	In Person: Sign and submit a ballot during the 2011 Annual Meeting of Shareholders on April 7, 2011 at 10:00 a.m. Eastern Time; OR

•	Internet: Follow the instructions for Internet proxy authorization on your proxy card.

If you deliver a properly executed written proxy, or submit a properly completed proxy by telephone or by Internet, that proxy will be voted at the annual meeting in accordance with the directions given in the proxy, unless you revoke the proxy before the annual meeting. The proxies also may be voted at any adjournments or postponements of the annual meeting.

If the shares you own are held in “street name,” through a bank or broker, your bank or broker is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or broker provides you. Many banks and brokers also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or broker on your voting instruction form. To be able to vote your shares held in street name in person at the meeting, you will need to obtain a valid proxy from the record holder.

If you want to specify how your votes are cumulated you must do so in writing with a proxy card or, if you are a record holder of Tier stock or have obtained a valid proxy from the record holder, in person at the annual meeting.

13.	HOW CAN I REVOKE A PROXY OR CHANGE MY VOTING INSTRUCTIONS?

If you are a stockholder of record, you can revoke a proxy before the close of voting at the annual meeting by:

•	Giving written notice to Tier’s Corporate Secretary located at 11130 Sunrise Valley Drive, Suite 300, Reston, Virginia 20191;

•	Submitting a new proxy card bearing a date later than your last proxy card;

•	Following the instructions for Internet proxy authorization that appear on the proxy card;

•	Following the instructions that appear on the proxy card for proxy authorization by telephone; or

•	Attending the annual meeting and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy.

If your shares are held in “street name,” through a bank or broker, your bank or broker should provide you with appropriate instructions for revoking your proxy.

14.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE INSTRUCTIONS TO MY BROKER?

If you are the beneficial owner of shares held in “street name” through a bank or broker, the bank or broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the bank or broker, the bank or broker will be entitled to vote the shares with respect to “discretionary” proposals but will not be permitted to vote the shares with respect to “non-discretionary” proposals (those shares are treated as “broker non-votes”). Proposal One (the election of directors), Proposal Two (the advisory vote on executive compensation), and Proposal Three (the advisory vote on the frequency of future executive compensation advisory votes) are each non-discretionary proposals. Proposal Four (ratification of auditors) is a discretionary proposal. As a result, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted on Proposals One, Two, and Three, your bank or broker will not be able to vote your shares with respect to those Proposals. We urge you to provide instructions to your bank or broker so that your votes may be counted on these important matters.

15.	WHO WILL COUNT THE VOTES?

A representative of IVS Associates, Inc., an independent voting services company, will tabulate the votes and act as Inspector of Elections.

VOTING INFORMATION

16.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON PROPOSAL ONE, THE ELECTION OF DIRECTORS?

Shareholders may use the enclosed proxy card to:

•	Vote FOR (in favor of) all of the Board’s nominees;

•	WITHHOLD votes from all nominees; or

•	WITHHOLD votes from specific Board nominees; or

•	Provide instructions for cumulating votes for one or more specific Board nominees.

17.	WHAT VOTE IS NEEDED TO ELECT THE DIRECTORS?

Directors will be elected by the affirmative vote of a plurality of votes cast by shareholders entitled to vote on the matter, which means that the eight director nominees with the highest number of affirmative votes will be elected.

Under Tier’s certificate of incorporation, shareholders have the right to cumulate their votes at the 2011 annual meeting. This means that a shareholder has the right to give any one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder would otherwise be entitled to vote, or to distribute such votes among as many nominees (up to the number of persons to be elected) as the shareholder may wish. Shareholders may specify how their votes are to be cumulated with respect to the Board’s nominees by giving instructions on the enclosed form of proxy as to how the votes are to be cumulated or, if the shareholder is a record holder or has obtained a valid proxy from the record holder, by voting in person at the annual meeting.

Unless you specify how your votes are to be cumulated among the Board’s nominees, the proxy solicited by the Board authorizes the proxies named on the proxy card to cumulate votes that you are entitled to cast at the annual meeting in connection with the election of directors; provided that the proxies will not cumulate votes for any nominee from whom you have withheld authority to vote. To specify different directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, you must mark the appropriate box on the front of the proxy card and write your instructions on the reverse side.

Abstentions and broker non-votes will not be counted as votes for or against a nominee, and therefore, will have no effect on the outcome of the election.

18.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON PROPOSAL TWO, THE ADVISORY VOTE ON EXECUTIVE COMPENSATION?

Shareholders may:

•	Vote FOR (in favor of) the proposal;

•	Vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

19.	WHAT VOTE IS NEEDED TO APPROVE PROPOSAL TWO, THE ADVISORY VOTE ON EXECUTIVE COMPENSATION?

Proposal Two, the advisory vote on executive compensation, will be approved if it receives the affirmative vote of a majority of the shares voting on the matter. Abstentions and shares not voted by brokers will not be counted as votes cast on Proposal Two and will have no effect on the outcome of vote on this proposal.

The vote on Proposal Two is advisory and non-binding in nature, but our Compensation Committee and Board of Directors value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.

20.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON PROPOSAL THREE, THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES?

Shareholders may:

•	Vote for the frequency of future executive compensation advisory votes to be every ONE year;

•	Vote for the frequency of future executive compensation advisory votes to be every TWO years

•	Vote for the frequency of future executive compensation advisory votes to be every THREE years; or

•	ABSTAIN from voting on the proposal.

As noted in Question 4 above, the Board of Directors recommends that you vote for the frequency of future executive compensation advisory votes to be every ONE year. However, shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. Shareholders may choose among the four choices set forth above.

21.	WHAT VOTE IS REQUIRED TO APPROVE ONE OF THE THREE FREQUENCY OPTIONS UNDER PROPOSAL THREE, THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES?

Under our bylaws, the affirmative vote of a majority of the shares voting on the matter will be required for approval of one of the three frequency options under Proposal Three. If none of the three frequency options receives the vote of a majority of the shares voting on the matter, we will consider the frequency option (one year, two years, or three years) receiving the highest number of votes cast by shareholders to be the frequency that is preferred by our shareholders.

The vote on Proposal Three is advisory and non-binding in nature; however, the Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes.

22.	WHAT ARE THE VOTING CHOICES WHEN VOTING ON PROPOSAL FOUR, THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Shareholders may:

•	Vote FOR (in favor of) the ratification;

•	Vote AGAINST the ratification; or

•	ABSTAIN from voting on the ratification.

23.	WHAT VOTE IS NEEDED TO RATIFY THE SELECTION OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

The selection of the independent registered public accounting firm will be ratified if it receives the affirmative vote of a majority of the shares voting on the matter. Abstentions and shares not voted by brokers will not be counted as votes cast on Proposal Four and will have no effect on the outcome of this proposal.

24.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A majority of the shares of common stock outstanding and entitled to vote at the annual meeting that are either present in person or represented by proxy will constitute a quorum for the annual meeting. Abstentions and broker non-votes are included in determining whether a quorum is present.

25.	WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?

If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the shareholders. If we propose to have the shareholders vote whether to adjourn the meeting, the proxyholders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

26.	WHAT IF I RETURN MY PROXY CARD BUT DO NOT GIVE VOTING INSTRUCTIONS?

If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. The Board recommends a vote FOR the election of the eight director nominees named in this Proxy Statement, FOR Proposal Two, the advisory vote on executive compensation, ONE YEAR for Proposal Three, the advisory vote on the frequency of future executive compensation advisory votes, and FOR Proposal Four, the ratification of McGladrey & Pullen, LLP as our independent registered public accounting firm for 2011. Unless you specify how your votes are to be cumulated among the Board’s nominees, the proxy card authorizes the proxies named on the card to cumulate votes that you are entitled to cast at the annual meeting at their discretion among the Board’s nominees in connection with the election of directors.

27.	WHAT IF OTHER MATTERS ARE VOTED ON AT THE MEETING?

If any other matters are properly presented at the meeting for consideration, the persons named as proxies in the enclosed proxy card will have discretion to vote on those matters for you. On the date we filed this Proxy Statement with the Securities and Exchange Commission, the Board did not know of any other matter to be raised at the meeting.

28.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

If your shares are registered differently or are held in more than one account, you will receive a proxy card or voting instruction card for each account. To ensure that all of your shares are voted, please use all the proxy cards and voting instruction cards you receive to submit your proxy for your shares by telephone or by Internet or complete, sign, date, and return a proxy card or voting instruction card for each account.

29.	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

Tier will publish preliminary results of the voting, or final results of the voting (if such final results are known), in a current report on Form 8-K within four business days of the annual meeting. If we report preliminary results, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You will be able to read and print a copy of the Form 8-K and, if applicable, the amended Form 8-K, on our website, http://www.tier.com, by choosing Investor Relations, Financial Information, and SEC Filings. You will also be able find the report by searching the SEC EDGAR filings at http://www.sec.gov.

PROPOSAL ONE: ELECTION OF DIRECTORS

Overview

The Board of Directors has nominated the eight individuals named below for election to the Board at the annual meeting. The Board believes that, with the exception of our CEO, Alex P. Hart, each of these nominees is “independent” under NASDAQ rules. Each was recommended for election by the Governance and Nominating Committee, which is composed entirely of independent directors, and each was approved by the Board.

Nominees

The Board’s nominees for election at the annual meeting are:

Charles W. Berger

Age: 57 — Director since: January 2002

Recent Business Experience:  Since August 2010, Mr. Berger has served as Chairman and Chief Executive Officer of ParAccel, Inc., a provider of analytical technology services. Mr. Berger was Tier’s interim CEO from June 2010 through August 2010. Mr. Berger was Chief Executive Officer of DVDPlay, Inc., a manufacturer and operator of DVD rental kiosks, from April 2006 through DVDPlay’s acquisition by NCR Corporation in December 2009, and was Chairman of the Board of DVDPlay from December 2001 through the acquisition. From March 2003 through September 2005, Mr. Berger served as President, Chief Executive Officer, and a director of Nuance Communications, Inc., a publicly traded company that developed and marketed speech recognition software. In September 2005, Nuance Communications merged with Scansoft, Inc. Mr. Berger has also served as the managing director of Volatilis, LLC, a private investment and aviation services firm, since its founding in June 2001. Mr. Berger was also a director of SonicWALL, Inc., a publicly traded manufacturer of computer network security applications, from December 2004 through SonicWall’s acquisition by an investor group led by Thoma Bravo, LLC in July 2010. Mr. Berger also serves on the Board of Directors for the United States Naval Memorial and is a Trustee and member of the Investment Committee for Bucknell University.

We believe that Mr. Berger’s qualifications to sit on our Board of Directors include his 30 years of experience in the technology industry. Mr. Berger also has significant experience in the banking and financial industry, and experience as a director of publicly traded technology companies.

Morgan P. Guenther

Age: 57 — Director since: August 1999

Recent Business Experience:  Since June 2010, Mr. Guenther has served as President and Chief Executive Officer of Next Media Issue, LLC, a technology and content management platform owned by leading global publishers and formed to develop, market, and deliver paid premium content to consumers via tablets, smartphones, netbooks, and other connected devices. From April 2009 to June 2010, Mr. Guenther served as a private consultant to technology companies. Mr. Guenther served as Chairman and Chief Executive Officer of Airplay Network, Inc., a wireless entertainment services company, from May 2005 through April 2009. From February 2003 to April 2005, he served as a private consultant to technology companies. From October 2001 through January 2003, Mr. Guenther served as President of TiVo, Inc., a creator of digital video recording services. From June 1999 through October 2001, Mr. Guenther served as Vice President of Business Development and Senior Vice President of Business Development and Revenue Operations at TiVo. Mr. Guenther also serves as a board member for Integral Development Corp., a provider of electronic capital markets trading solutions. Prior to joining TiVo, Mr. Guenther was a partner in the corporate and corporate finance group of Paul Hastings, an international law firm.

We believe that Mr. Guenther’s qualifications to sit on our Board of Directors include his decade of executive management experience in the technology, wireless, and digital media industries, his depth of expertise in areas of governance, finance, and operations, and significant experience as a director of technology companies.

James C. Hale

Age: 59 — Director since: Mr. Hale has not previously served on our Board.

Recent Business Experience:  Since August 1998, Mr. Hale has been a founding partner of FTV Capital and its predecessor firm, FT Ventures. He served as managing partner of the firm from 1998 through 2007. Before establishing FTV Capital, Mr. Hale was a Senior Managing Partner at Montgomery Securities, where he founded the financial services corporate finance practice. Mr. Hale currently serves on the boards of directors of the National Venture Capital Association, a trade association, Public Radio International, a media company, and LOYAL3 Holdings, Inc., a capital markets software company, and on the investment committee of St. Ignatius College Preparatory, San Francisco, a college preparatory school. He was a director of ExlService Holdings, Inc., a publicly traded business process outsourcing company, from November 2002 through December 2006, and has served on the boards of several private technology companies.

We believe that Mr. Hale’s qualifications to sit on our Board of Directors include his more than 30 years of experience in the payments, financial services, and technology industries, his expertise in finance, and his experience as a corporate director, including with payments and technology companies and his leadership of audit committees.

Alex P. Hart

Age: 47 — Director since: August 2010

Recent Business Experience:  Mr. Hart has served as our Chief Executive Officer and as a member of our Board of Directors since August 2010. From September 2009 to August 2010, Mr. Hart served as President of the Fuelman Fleet Cards business unit of Fleetcor Technologies, Inc., a provider of specialized payment products and services to commercial fleets, major oil companies, and petroleum marketers. From May 2007 to April 2008, Mr. Hart served as Executive Vice President and General Manager of Electronic Banking Services for CheckFree Corporation, a provider of financial electronic commerce products and services. From January 2001 through October 2002, Mr. Hart served as President of Corillian Corporation, a provider of online banking and bill payment software and services, and as President and Chief Executive Officer of Corillian from October 2002 through Corillian’s acquisition by CheckFree in May 2007.

We believe that Mr. Hart’s qualifications to sit on our Board of Directors include his 22 years of experience with banking and electronic billing and payment processing services, expertise in payments strategy, and executive management experience.

Philip G. Heasley

Age: 61 — Director since: August 2008

Recent Business Experience:  Since March 2005, Mr. Heasley has served as President and Chief Executive Officer of ACI Worldwide, Inc., a publicly traded developer of electronic payment software products. From October 2003 to March 2005, Mr. Heasley served as Chairman and Chief Executive Officer of PayPower LLC, an acquisition and consulting firm specializing in financial services and payment services. From October 2000 to November 2003, Mr. Heasley served as Chairman and Chief Executive Officer of First USA Bank. From 1996 until November 2003, Mr. Heasley served as Chairman of the Board of Visa and a member of the board of Visa International. Mr. Heasley also serves on the boards of directors of ACI Worldwide, Inc., Public Radio International, a media company, and Lender Processing Services, Inc., a provider of mortgage processing services, settlement services, mortgage performance analytics, and default solutions. He was also a director of Fidelity

National Financial, Inc., a publicly traded company providing property inspections, preservation services, and title insurance services, from October 2005 through March 2009.

We believe that Mr. Heasley’s qualifications to sit on our Board of Directors include his 35 years of experience in the payments, financial services, and technology services industries, expertise in corporate and payments strategy, extensive leadership, governance, and executive management experience, and experience as a director with financial services, payments, and technology companies.

David A. Poe

Age: 62 — Director since: October 2008

Recent Business Experience:  Since March 1980, Mr. Poe has served as a consultant and director of Edgar, Dunn & Company, or EDC, an independent global financial services and payments consultancy. From March 1998 to May 2008, Mr. Poe served as Chief Executive Officer of EDC, and is currently a senior director and member of the Board of Directors of EDC. Mr. Poe also serves as chairman of the advisory board for the Bank of San Francisco and as an advisory council member for the University of Idaho College of Letters, Arts and Social Sciences. In addition, he has served on the board of directors of several private technology companies.

We believe that Mr. Poe’s qualifications to sit on our Board of Directors include his 30 years of experience in the financial services and technology industries, including experience consulting with Fortune 1000 companies regarding payments-related issues, his expertise in payments strategy, data security, and operations, and his experience as a director of financial services and technology companies.

Zachary F. Sadek

Age: 31 — Director since: March 2009

Recent Business Experience:  Mr. Sadek serves as Vice President of PCap Managers LLC, an affiliate of Parthenon Capital, LLC, a private equity fund, and since June 2004 has been employed as an investment professional by affiliates of Parthenon Capital. From June 2002 to June 2004, Mr. Sadek was an investment banker with Dresdner Kleinwort Wasserstein, an investment banking firm. Mr. Sadek serves as a board member for Restaurant Technologies, Inc., and Logistics Holdings, LLC.

We believe that Mr. Sadek’s qualifications to sit on our Board of Directors include his eight years of experience in the investment and capital markets, expertise in financing, and experience as a director with two other technology services companies, including service on audit and compensation committees.

Katherine A. Schipper

Age: 61 — Director since: Ms. Schipper has not previously served on our Board.

Recent Business Experience:  Since July 2006, Ms. Schipper has been employed as a Professor of Accounting at Duke University’s Fuqua School of Business. Ms. Schipper was a Board member of the Financial Accounting Standards Board from September 2001 through June 2006. She was an editor of the Journal of Accounting Research from 1985 to 1999 and has also held editorial board positions with the Journal of Accounting and Economics, The Accounting Review, Accounting Horizons, the Journal of Business, Finance and Accounting, the Review of Accounting Studies, and the Contemporary Journal of Accounting and Economics. She has served on the Board of Trustees of the University of Dayton since 2005. In August 2007, Ms. Schipper was inducted into the Accounting Hall of Fame.

We believe that Ms. Schipper’s qualifications to sit on our Board of Directors include her more than 30 years of experience with financial accounting and reporting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
EACH NOMINEE NAMED ABOVE.

Additional Information

Each nominee has consented to serve if elected and our Board has no reason to believe that any nominee will be unable to serve, if elected. Each director elected will serve until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation, or removal.

Subject to the discussion of cumulative voting and discretionary voting above, shares represented by proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Governance and Nominating Committee may propose. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Additional information about our corporate governance, including independence, appears below beginning on page 19.

Arrangements or Understandings Related to the Selection of Directors

In January 2011, Discovery Equity Partners, L.P. and Discovery Group I, LLC, which we refer to as Discovery Group, notified us that it intended to nominate four individuals, including Ms. Schipper, for election to the Board at the annual meeting. In February 2011, the Company and Discovery Group reached an agreement with respect to the annual meeting and other matters. Discovery Group agreed, among other things, that (i) it would not nominate any person for election to the Board at the annual meeting, (ii) it would not conduct any solicitation of proxies in connection with the annual meeting, and (iii) it would vote all shares of Tier common stock it beneficially owned for the election of each of the Board’s nominees at the annual meeting. Discovery Group also withdrew its proposal, relating to a Dutch auction tender offer, and agreed not to present that proposal or propose any other business for consideration at the annual meeting. The Company agreed, among other things, to (i) reduce the size of the Board from eight to seven members, effective as of the date of the annual meeting, (ii) nominate Messrs. Berger, Guenther, Hart, Heasley, Poe, and Sadek, and Ms. Schipper, for election to the Board at the annual meeting, and (iii) subject to applicable law and the NASDAQ Global Market listing standards, at the organizational meeting of the Board occurring after the annual meeting, appoint Ms. Schipper to the Board’s Audit Committee. The agreement between Tier and Discovery Group was described in and filed as an exhibit to a current report on Form 8-K filed February 22, 2011. The foregoing is a summary of that agreement and is qualified in its entirety by reference to the agreement.

The agreement also permitted Tier to set the size of the Board at eight and nominate an individual with management experience in the banking and investment industries, in addition to the individuals named in the preceding paragraph, for election to the Board at the annual meeting. In March 2011, the Governance and Nominating Committee recommended that Mr. Hale be nominated and the Board nominated Mr. Hale for election at the annual meeting. As described in more detail above, Mr. Hale has significant experience in the banking, investment, and payments industries. In connection with Mr. Hale’s nomination, the Board set the size of the Board at eight, effective as of the date of the annual meeting.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, or the Exchange Act. Section 14A of the Exchange Act also requires that shareholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two, or three years, which is the subject of Proposal Three.

Our Board is asking shareholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables, and any related material disclosed in this proxy statement, is hereby approved.

The sections of this proxy statement entitled “Compensation Discussion and Analysis” and “Executive Compensation”, which begin on page 29 and 42, respectively, describe in detail our executive compensation programs and the decisions made by the Compensation Committee and the Board concerning executive compensation with respect to the fiscal year ended September 30, 2010.

As you cast your vote on Proposal Two, we ask that you consider the following key features of our executive compensation program:

•	Our most significant compensation decisions in fiscal year 2011 related to the compensation of our new CEO, Alex Hart. The Compensation Committee retained an independent compensation consultant to assist it in determining the compensation package that would be offered to Mr. Hart. Based on information provided by the independent consultant, the Compensation Committee believes that Mr. Hart’s overall compensation package is at approximately the 50th percentile, relative to the comparator companies discussed in Compensation Discussion and Analysis.

•	Awards under Tier’s short- and long-term incentive programs are linked to Tier’s performance. None of our named executive officers received a payout under our short-term incentive program for fiscal year 2010 because Tier did not achieve any of the fiscal year 2010 Adjusted EBITDA goals under our management incentive plan. In addition, our long-term incentive compensation program is structured such that executives realize value from their equity awards only if our stock price appreciates over the term of the awards.

•	Our Compensation Committee takes Tier’s performance into account when making compensation decisions. Due to the underperformance of the company and general economic conditions, none of our named executive officers received a salary increase in fiscal year 2010 or fiscal year 2009.

•	Our employment agreements with our current executive officers provide for a “double trigger” structure for payments in connection with a change of control of Tier, which means an executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates for cause or good reason within a year of the change of control.

We encourage you to review our Compensation Discussion and Analysis beginning on page 29 for additional discussion of these matters. We believe these features demonstrate our commitment to performance-based compensation and sound executive compensation practices, and accordingly recommend that you cast your vote FOR Proposal Two.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal Three overrules any decision by the Company or the Board (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO.

PROPOSAL THREE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

In Proposal Two, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal Three, we are asking our shareholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every one, two, or three years, or may abstain.

At the current time, the Board believes that an executive compensation advisory vote should be held every year, and therefore recommends that you vote for a frequency of EVERY ONE YEAR for future executive compensation advisory votes. The Board believes that an annual executive compensation advisory vote is appropriate for Tier at this time because it will facilitate more frequent shareholder input about executive compensation. We believe an annual vote is the best governance practice for our company at this time.

The Board will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board may decide that it is in the best interests of our shareholders and the company to hold the advisory vote to approve executive compensation more or less frequently.

THE BOARD RECOMMENDS A VOTE FOR THE FREQUENCY OF FUTURE EXECUTIVE
COMPENSATION ADVISORY VOTES TO BE EVERY ONE YEAR.

PROPOSAL FOUR: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee selected McGladrey & Pullen, LLP, or McGladrey, as our independent registered public accounting firm for fiscal year 2011, subject to ratification by our shareholders at the annual meeting. Representatives of McGladrey are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of McGladrey as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of McGladrey to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of McGladrey, the Audit Committee will reconsider whether to retain that firm. Even if the selection of McGladrey is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Tier and our shareholders.

Additional information about Tier’s relationship with McGladrey appears beginning on page 56.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL FOUR.

STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth certain information regarding the ownership of our common stock as of February 23, 2011 by: (i) each director and director nominee; (ii) each of our executive officers listed in the Summary Compensation Table on page 42 below, whom we refer to as our “named executive officers”; and (iii) all executive officers and directors of Tier as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

	Common stock beneficially owned
			Percent of
Name of beneficial owner(1)	Total number of shares		class(2)
Charles W. Berger	140,000	(3)	*
John J. Delucca	50,000	(4)	*
Morgan P. Guenther	140,000	(3)	*
James C. Hale	—		*
Alex P. Hart	—		*
Philip G. Heasley	21,102	(5)	*
David A. Poe	6,668	(3)	*
Zachary F. Sadek	1,799,321	(6)	10.8%
Katherine A. Schipper	—		*
Ronald W. Johnston	163,333	(3)	1.0%
Keith S. Kendrick	60,000	(3)	*
Keith S. Omsberg	54,333	(7)	*
Ronald L. Rossetti	409,500	(8)	2.4%
All directors and executive officers as a group (12 persons)	2,844,257	(9)	16.2%

*	Less than 1%

(1)	Address: 11130 Sunrise Valley Drive, Suite 300, Reston, Virginia 20191, unless otherwise specified.

(2)	The percentages shown are based on 16,596,621 shares of common stock outstanding as of February 23, 2011.

(3)	Consists entirely of shares issuable upon the exercise of options exercisable on or before April 24, 2011.

(4)	Includes 40,000 shares issuable upon the exercise of options exercisable on or before April 24, 2011.

(5)	Includes 10,002 shares issuable upon the exercise of options exercisable on or before April 24, 2011.

(6)	Address: 265 Franklin Street, 18th Floor, Boston, Massachusetts 02110. Based solely on information contained in a Schedule 13D/A filed with the SEC on January 15, 2010 by Giant Investment, LLC, (“Giant”); Parthenon Investors II, L.P. (“Parthenon”); PCap Partners II, LLC (“PCap Partners”); PCap II, LLC (“PCap II”); John C. Rutherford; and Ernest K. Jacquet (collectively, the “Parthenon Group”). Parthenon is a managing member of Giant, PCap Partners is a general partner of Parthenon, and PCap II is a managing member of PCap Partners. Giant directly beneficially owns 1,799,321 shares of common stock. As parents of Giant, Parthenon, PCap Partners and PCap II may be deemed to beneficially own their proportional interest in the shares of common stock directly and beneficially owned by Giant, comprising 1,748,401 shares of common stock. John C. Rutherford and Ernest K. Jacquet are control persons of various entities indirectly investing in Giant and may be deemed to beneficially own a proportional interest in the shares of common stock owned by Giant, comprising 1,799,321 shares of common stock. In addition, Exhibit 99.2 to a Schedule 13D/A filed by the Parthenon Group on January 6, 2009 indicated that Mr. Sadek, as a Vice President of PCap Managers LLC, an affiliate of Giant, may be deemed to indirectly beneficially own all of the shares directly beneficially owned by Giant, but that Mr. Sadek disclaims any such beneficial ownership.

(7)	Includes 52,500 shares issuable upon the exercise of options exercisable on or before April 24, 2011.

(8)	Includes 360,000 shares issuable upon the exercise of options exercisable on or before April 24, 2011.

(9)	Includes 972,503 shares issuable upon the exercise of options exercisable on or before April 24, 2011.

Significant Shareholders

The following table lists certain persons known by Tier to own beneficially more than five percent of Tier’s outstanding shares of common stock as of February 23, 2011.

	Common stock beneficially owned
	Total number of	Percent of
Name of beneficial owner	shares	class(1)
Discovery Group I, LLC(2)	2,459,404	14.8%
Wells Fargo & Company(3)	2,414,728	14.5%
Giant Investment, LLC(4)	1,799,321	10.8%
Heartland Advisors, Inc.(5)	1,576,900	9.5%
Dimensional Fund Advisors LP(6)	1,327,674	8.0%

(1)	The percentages shown are based on 16,596,621 shares of common stock outstanding as of February 23, 2011.

(2)	Address: 191 North Wacker Drive, Suite 1685, Chicago, Illinois 60606. Based solely on information contained in a Schedule 13D/A filed with the SEC by Discovery Group I, LLC on February 22, 2011. Discovery Group I, LLC is the sole general partner of Discovery Equity Partners, L.P. Discovery Equity Partners, L.P. beneficially owns 2,109,667 shares of common stock and Discovery Group I, LLC beneficially owns 2,459,404 shares of common stock. Daniel J. Donoghue and Michael R. Murphy, each of whom is a member of our Board of Directors, are the sole managing members of Discovery Group I, LLC and may be deemed to beneficially own 2,459,404 shares of common stock.

(3)	Address: For Wells Fargo & Company, 420 Montgomery Street, San Francisco, California 94104; for Wells Capital Management Incorporated, 525 Market Street, 10th Floor, San Francisco, California 94105. Based solely on information contained in a Schedule 13G/A filed with the SEC on January 20, 2011 by Wells Fargo & Company and its subsidiary, Wells Capital Management Incorporated. This table reflects the shares of common stock owned by Wells Fargo & Company and Wells Capital Management Incorporated as of December 31, 2010.

(4)	Address: 265 Franklin Street, 18th Floor, Boston, Massachusetts 02110. Based solely on information contained in a Schedule 13D/A filed with the SEC on January 15, 2010 by Giant Investment, LLC, (“Giant”); Parthenon Investors II, L.P. (“Parthenon”); PCap Partners II, LLC (“PCap Partners”); PCap II, LLC (“PCap II”); John C. Rutherford; and Ernest K. Jacquet (collectively, the “Parthenon Group”). Parthenon is a managing member of Giant, PCap Partners is a general partner of Parthenon, and PCap II is a managing member of PCap Partners. Giant directly beneficially owns 1,799,321 shares of common stock. As parents of Giant, Parthenon, PCap Partners and PCap II may be deemed to beneficially own their proportional interest in the shares of common stock directly and beneficially owned by Giant, comprising 1,748,401 shares of common stock. John C. Rutherford and Ernest K. Jacquet are control persons of various entities indirectly investing in Giant and may be deemed to beneficially own a proportional interest in the shares of common stock owned by Giant, comprising 1,799,321 shares of common stock. In addition, Exhibit 99.2 to a Schedule 13D/A filed by the Parthenon Group on January 6, 2009 indicated that Mr. Sadek, who is a member of our Board of Directors, may be deemed to indirectly beneficially own all of the shares directly beneficially owned by Giant due to his position as a Vice President of PCap Managers LLC, an affiliate of Giant, but that Mr. Sadek disclaims any such beneficial ownership.

(5)	Address: 789 North Water Street, Milwaukee, Wisconsin 53202. Based solely on information contained in a Schedule 13G/A filed with the SEC by Heartland Advisors, Inc. on February 10, 2011. This table reflects the shares of common stock that may be deemed beneficially owned by (1) Heartland Advisors, Inc., by virtue of its investment discretion and voting authority granted by certain clients, and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc, in each case as of December 31, 2010. Mr. Nasgovitz disclaims beneficial ownership of these shares.

(6)	Address: Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Based solely on information contained in a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 11, 2010. In its role as an investment advisor or manager to certain investment companies, trusts and accounts (the “Funds”), Dimensional possesses investment and/or voting power over the shares shown in the table above, and may be deemed to be the beneficial owner of such shares. However, all shares reported above are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares. This table reflects the shares of common stock deemed beneficially owned by Dimensional as of December 31, 2010.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plan as of September 30, 2010:

Number of
	Number of		securities
	securities to be		remaining
	issued upon	Weighted	available for
	exercise of	average exercise	future issuance
	outstanding	price of	under equity
	options, warrant	outstanding	compensation
	and rights (in	options, warrants	plans (in
Plan category	thousands)	and rights ($)	thousands)

Equity compensation plans:
Approved by security holders	2,353	$7.53	1,340
Not approved by security holders	100	5.06	—

Total	2,453	$7.43	1,340

Shares shown in the table above that were not approved by shareholders consist of shares issuable pursuant to a Nonstatutory Stock Option Agreement for Inducement Grant entered into between Tier and Alex P. Hart, our President and CEO. The agreement grants Mr. Hart an option to purchase 100,000 shares of our common stock at an exercise price of $5.06, the closing price of the common stock as of August 16, 2010, the date of grant. The option was granted to Mr. Hart as a material inducement to his accepting employment with us, pursuant to an exemption from NASDAQ’s shareholder approval requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires our directors and executive officers, and persons who beneficially own more than ten percent of our common stock, to file with the Securities and Exchange Commission, or the SEC, initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Officers, directors, and holders of greater than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2010, our officers, directors, and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Documents

In November 2003, the Board adopted a Code of Ethics for our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. In May 2004, we also adopted a Business Code of Conduct for all employees. In May 2010, we adopted our revised Corporate Governance Guidelines. Our Code of Ethics, Business Code of Conduct, and Corporate Governance Guidelines, as well as the charters for our Audit Committee, Compensation Committee, and Governance and Nominating Committee, which are discussed in greater detail below under the heading Meetings and Committees of our Board of Directors, are posted on our website at: http://www.tier.com.

Director Independence

Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board, the person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board determined that each of our current directors other than Mr. Hart and Ronald L. Rossetti, who is not standing for re-election at the annual meeting — that is, each of Charles W. Berger, John J. Delucca, Morgan P. Guenther, Philip G. Heasley, David A. Poe, and Zachary F. Sadek — does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Listing Rules. Daniel J. Donoghue and Michael R. Murphy served on our Board of Directors during the fiscal year ended September 30, 2010; their terms of office expired when their successors were elected at the 2010 annual meeting. Our board previously determined that Messrs. Donoghue and Murphy did not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors was an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Listing Rules.

With respect to the independence of Mr. Poe, our Board considered the fact that Edgar Dunn & Company, a consulting firm of which Mr. Poe is a director and officer, provided services to Tier during Tier’s fiscal years ended September 30, 2008 and 2009. Edgar Dunn did not provide any services to Tier or any of its subsidiaries during the fiscal year ended September 30, 2010 and has not provided any services to Tier during the current fiscal year. In order to ensure Mr. Poe’s independence, the Board adopted a resolution directing management not to retain Edgar Dunn & Company, whether as a consultant to Tier or any of its subsidiaries or otherwise, so long as Mr. Poe is a member of the Board.

With respect to the independence of Mr. Berger, our Board considered Mr. Berger’s service as our interim Chief Executive Officer from June 23, 2010, through August 16, 2010. In determining that Mr. Berger is now independent, the Board considered the following, among other things:

•	The Board and Mr. Berger expected — from the time that Mr. Berger became interim CEO — that he was serving in an interim capacity. His letter agreement specified a term of employment of not more than 60 days, and in fact Mr. Berger served as interim CEO for 54 days, from June 23, 2010, through August 16, 2010.

•	At the time the Board asked Mr. Berger to serve as interim CEO, a formal search process for a successor CEO was under way.

•	Mr. Berger’s letter agreement relating to his service as interim CEO did not contemplate that he would receive — and Mr. Berger did not receive — any of the following for service as interim CEO: severance pay, long-term health and pension benefits, or long-term incentive compensation.

•	The salary that was offered to Mr. Berger for serving as interim CEO was determined based in part on information provided by the Compensation Committee’s independent consultant.

Based on this information, among other things, the Compensation Committee believes that Tier paid Mr. Berger a market rate for serving as interim CEO.

Board Leadership Structure

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in any way that is in the best interests of Tier at a given point in time. Therefore, the Board does not have a policy on whether or not the role of the Chairman of the Board and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, under Tier’s Corporate Governance Guidelines, if the Chief Executive Officer or another employee is the Chairman of the Board, the independent Directors will designate a non-employee director to be Lead Director. The responsibilities of Lead Director are specified in our Corporate Governance Guidelines.

Consistent with our Corporate Governance Guidelines, in February 2009 our Board elected Philip G. Heasley as the Lead Director, with Mr. Rossetti serving as Chairman and CEO.

In February 2010, we agreed with Discovery Group that we would split the roles of Chairman and CEO at the Board’s organizational meeting in April 2010, and in April 2010, the Board elected Mr. Heasley as Chairman of the Board and Mr. Rossetti as CEO. We agreed to separate these roles because we believed that the split leadership structure would enhance the Board’s ability to provide independent oversight of Tier, provide greater opportunities for communication between shareholders and the Board, enhance the Board’s independent and objective assessment of risk, provide an independent spokesman for our company, and provide an experienced sounding board for our CEO.

Mr. Heasley’s duties as Chairman of the Board include the following:

•	Presiding at all meetings of the Board, including sessions of independent directors;

•	Facilitating communications between directors and the Chief Executive Officer;

•	Preparing or approving the agenda for each Board meeting;

•	Determining the frequency and length of Board meetings and recommending when special meetings of our Board should be held; and

•	Reviewing and, if appropriate, recommending action to be taken with respect to written communications from shareholders submitted to our Board.

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-day basis. The role of our Board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure, and certain operational risks; our Audit Committee oversees risk management activities related to financial controls and steps taken by management to monitor and control these risks, receives and considers reports from other committees on risk, and reports to the Board on risk exposures; our Compensation Committee oversees risk management activities relating to the our compensation policies and practices; our Governance and Nominating Committee oversees risk management activities relating to corporate governance; and our Data Security Committee oversees risk management activities relating to data security and operational systems. Each committee reports to the Audit Committee or full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, the full Board discusses risks identified by the Board committees.

Audit Committee Financial Expert

The Board has determined that at least one member of the Audit Committee, John J. Delucca, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, promulgated by the SEC. The Board has determined that Mr. Delucca is independent under applicable SEC and NASDAQ rules. Mr. Delucca is not standing for re-election at the annual meeting. We believe that, following the annual meeting, our Audit Committee will continue to include at least one member who is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, promulgated by the SEC, and who is independent under applicable SEC and NASDAQ rules.

Executive Sessions of Non-Management Directors

At each regularly scheduled meeting of the Board, time is set aside for the non-management directors to meet in an executive session without management present. The Lead Director, independent Chairman of the Board, or, in their absence, the Chair of the Governance and Nominating or Audit Committee, preside at these meetings.

Service on Other Boards

Our Corporate Governance Guidelines provide that no director may serve on the board of directors of more than three public companies, in addition to our Board of Directors.

Board Evaluation

Our Corporate Governance Guidelines require our Board to conduct a self-evaluation at least annually to determine whether it and its members are functioning effectively. The Governance and Nominating Committee oversees these evaluations.

Communication with Directors

Shareholders may communicate directly with Board members by writing to: Tier Technologies, Inc., Board of Directors, c/o Corporate Secretary, at 11130 Sunrise Valley Drive, Suite 300, Reston, VA 20191. Each communication should specify the individual or group to be contacted. We will receive and review the communications before distributing them to the specified individual or group. Generally, we will not forward shareholder communications to directors that relate to an improper or irrelevant topic, or which request general information about Tier. All other shareholder communications will be forwarded to the director or directors to whom they are addressed.

Nomination of Director Candidates

The Governance and Nominating Committee will consider director nominees proposed by shareholders by following the same process, and applying the same criteria, as it follows for candidates submitted by others. Shareholders can recommend an individual for directorship consideration by submitting the name of the individual for consideration together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made. The information should be submitted to the Governance and Nominating Committee, c/o Corporate Secretary, Tier Technologies, Inc., at 11130 Sunrise Valley Drive, Suite 300, Reston, VA 20191.

Pursuant to our bylaws, shareholders of record on the date of the notice described in this section and on the record date for the determination of shareholders entitled to vote at the meeting have the right to nominate director candidates, without any action or recommendation on the part of the Governance and Nominating Committee or the Board, only if timely written notice in proper form of the intent to make a nomination at a meeting of shareholders is received by our corporate secretary at: Tier Technologies, Inc., c/o Corporate Secretary, at 11130 Sunrise Valley Drive, Suite 300, Reston,

VA 20191. To be timely under our bylaws, the notice must be received by us at our principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper form, the notice must contain prescribed information about the proponent and each nominee, including such information about each nominee as would be required to be included in a proxy statement made in connection with a solicitation of proxies for elections of directors pursuant to Regulation 14A of the Exchange Act.

In evaluating director candidates, including current members of the Board eligible for re-election, the Governance and Nominating Committee considers many factors, including the current size and composition of the Board and its committees; the need for a particular expertise; a candidate’s understanding of marketing, finance, sales, and technology, and of our business and technology; a prospective nominee’s experience, judgment, diversity, independence, and skills; and such other factors as the Governance and Nominating Committee may deem appropriate. The Governance and Nominating Committee requires that any director candidate satisfy the following minimum qualifications:

•	financial literacy, demonstrated reputation for integrity, and the ability to exercise sound business judgment;

•	high personal and professional ethics;

•	understanding of the fiduciary responsibilities required as a member of the Board and the commitment, time, and ability to meet these responsibilities; and

•	an appropriate professional background providing an understanding of our technology, technology development, finance, sales, and marketing.

The Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Governance and Nominating Committee believe that it is essential that the Board members represent diverse viewpoints and seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards.

Ms. Schipper was brought to the Company’s attention by Discovery Group, a security holder. Mr. Hale was brought to the Company’s attention by a non-management director.

Certain Relationships and Related Transactions

Related Person Transaction Policy

The Board has adopted a written policy and procedures for review, approval, and ratification of transactions involving Tier and “related persons”. Related persons include Tier’s executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. The policy covers any related person transaction exceeding $50,000 in which a related person had or will have a direct or indirect material interest.

Policies and Procedures for Review, Approval, or Ratification of Related Person Transactions

We use the following policies and procedures in connection with the review, approval, or ratification of related person transactions:

•	Any related person transaction proposed to be entered into by Tier must be reported to our General Counsel.

•	The Governance and Nominating Committee shall review and approve all related person transactions, prior to effectiveness or consummation of the transaction, whenever practicable.

•	If the General Counsel determines that advance approval of a related person transaction is not practicable under the circumstances, the Governance and Nominating Committee shall review and, in its discretion, may ratify the related person transaction at the next Governance and Nominating Committee meeting, or at the next meeting following the date that the related person transaction comes to the attention of the General Counsel; provided, however, that the General Counsel may present a related person transaction arising in the time period between meetings of the Governance and Nominating Committee to the Chair of the Governance and Nominating Committee, who shall review and may approve the related person transaction, subject to ratification by the Governance and Nominating Committee at its next meeting.

•	Previously approved transactions of an ongoing nature shall be reviewed by the Governance and Nominating Committee annually to ensure that such transactions have been conducted in accordance with the previous approval granted by the Governance and Nominating Committee, if any, and that all required disclosures regarding the related person transaction are made.

Standards for Review, Approval, or Ratification of Related Person Transactions

The Committee reviews, approves, or ratifies a related party transaction primarily based on the following standards:

•	the related person’s interest in the transaction, the dollar value of the amount involved, and the dollar value of the amount of the related person’s interest, without regard to profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is in Tier’s best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.

Transactions not covered by Related Person Transaction Policy

Our Board has determined that specific types of interests and transactions identified in the policy do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of the policy, including:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with the Company and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction;

•	a transaction that is specifically contemplated by provisions of our charter or bylaws; and

•	transactions that do not constitute related person transactions pursuant to the instructions to the SEC’s related person transaction disclosure rule.

In February 2010, we signed an agreement with Discovery Group with respect to our 2010 annual meeting of shareholders and other matters. The agreement provided, among other things, for Tier to reimburse Discovery Group $175,000 for expenses related to its costs associated with our 2009 annual meeting of shareholders. We made this payment to Discovery Group in April 2010. In addition, pursuant to this agreement, we accelerated the vesting of restricted stock units awarded to Daniel J. Donoghue and Michael R. Murphy, affiliates of Discovery Group and members of our Board, effective with the expiration of their terms as directors in April 2010, with payment to be made on the third anniversary of the date of grant (that is, on March 20, 2012), unless payment is accelerated by reason of a change in control of Tier.

In December 2010, we entered into a separation agreement and release with Ronald L. Rossetti pursuant to which we paid Mr. Rossetti approximately $1.3 million in connection with his departure from the position of CEO. The separation agreement is in substantially the form provided for by the employment agreement between Tier and Mr. Rossetti dated April 30, 2008, and the amount that Tier paid Mr. Rossetti pursuant to the separation agreement was determined substantially in the manner required by the employment agreement.

The agreement with Discovery Group and the separation agreement with Mr. Rossetti were approved under our related person transaction policy.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal year 2010, the Board held 19 meetings. Each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings of the board of directors (held during the period for which he has been a director) and the total number of meetings held by all committees of the board on which he served (during the periods that he served). Directors may attend the annual meeting of shareholders, but are not obligated to do so. One of the directors attended last year’s annual meeting. Committee members and a summary of key committee functions are as follows:

Audit Committee

Number of Members: 3	Functions:

Members:
  John J. Delucca (Chair from July 2010)
  Morgan P. Guenther (from July 2010)
  Daniel J. Donoghue (to April 2010)
  Zachary F. Sadek
  Charles W. Berger (to July 2010; Chair during  that period)

Number of Meetings in Fiscal 2010: 9

Selects the independent registered public accounting firm to audit Tier’s books and records, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any issues raised by an internal or peer quality control review, and any investigations by regulatory authorities.

Consults with the independent registered public accounting firm, reviews and approves the scope of their audit, and reviews independence and performance. Also reviews any proposed engagement between Tier and the independent registered public accounting firm and approves in advance any such engagement, if appropriate.

Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements, with management and the independent registered public accounting firm.

Oversees financial exposure risk and risk assessment guidelines, receives and reviews reports on risk from other committees, and reports to the Board of Directors on risk exposures.

Discusses earnings releases and guidance provided to the public.

As appropriate, obtains advice and assistance from outside legal, accounting, or other advisors.

Prepares a report of the Audit Committee to be included in our proxy statement.

Assesses annually the adequacy of the Audit Committee Charter.

Reports to the Board about these matters.

Compensation Committee

Number of Members: 3	Functions:

Members:
  Philip G. Heasley (Chair)
  Morgan P. Guenther
  Zachary F. Sadek (from June 2010)
  Michael R. Murphy (to April 2010)
  Charles W. Berger (from April 2010 to June  2010)

Number of Meetings in Fiscal 2010: 11

Reviews and approves the compensation of our Chief Executive Officer and our other executive officers.

Oversees evaluation of executive officer performance.

Oversees and advises the Board on the adoption of policies that govern our compensation programs.

Oversees the administration of our equity-based compensation and other benefit plans and approves grants of stock options and stock awards to our officers and employees.

Considers and reports to the Audit Committee and Board on risk management relating to compensation policies and practices.

Evaluates and makes recommendations to the Board concerning non-employee director compensation.

Governance and Nominating Committee

Number of Members: 3	Functions:
Members: Morgan P. Guenther (Chair) John J. Delucca Philip G. Heasley Michael R. Murphy (to April 2010) Number of Meetings in Fiscal 2010: 10
Interviews, evaluates, nominates, and recommends individuals for membership on the Board and its committees.

Evaluates and recommends, where appropriate, whether a member of the Board qualifies as independent within the meaning of the applicable NASDAQ rules.

Recommends guidelines and responsibilities relating to corporate governance for adoption by the Board.

Oversees risk management activities relating to corporate governance.

Reviews, approves, or ratifies related person transactions.

Evaluates the effectiveness of the Board and its committees.

As appropriate, engages outside legal and other advisors.

Data Security Committee

Number of Members: 3	Functions:
Members: David A. Poe (Chair) Philip G. Heasley Zachary F. Sadek Number of Meetings in Fiscal 2010: 4
Identifies and evaluates procedures for mitigation of data security and operational systems risks.

Oversees safeguards and programs on data security and operational systems integrity and risks.

Works with management to enhance current, and develop new, technical policies and procedures for data security and operational system risks.

Succession Planning Committee

Number of Members: 3	Functions:
Members: David A. Poe (Chair) Morgan P. Guenther Philip G. Heasley	Leads the succession planning process, including overseeing the search for a successor to the chief executive officer.

Members of the Succession Planning Committee held numerous informal meetings, including conference calls, discussions with the committee’s executive search firm, and interviews with prospective candidates, but the committee did not hold any formal meetings.

The charters for the Audit Committee, Compensation Committee, and Governance and Nominating Committee are available for review on our website at http://www.tier.com.

REMOVAL OF DIRECTORS

Under Delaware law, shareholders have the right to remove any director, or the entire board of directors. Delaware law also provides that, where a corporation has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors. Under Tier’s certificate of incorporation, shareholders currently have the right to cumulate their votes for the election of directors, and Tier’s bylaws are consistent with this provision of Delaware law.

The following are two examples of how the statute and bylaw would be applied, if shareholders sought to remove one director from Tier’s eight-member Board, if Tier had 20,000,000 shares of stock outstanding and entitled to vote in the election of directors at the time of the vote on the removal proposal, and if the holders of all 20,000,000 shares cast votes on the removal proposal:

•	If the holders of 17,499,999 shares voted in favor of the director’s removal, and the holders of 2,500,001 shares voted against removal, then the director would not be removed. The director would not be removed because the total number of possible votes that could be cast in the election of a seven member Board would be 140,000,000, with the top seven vote recipients being elected to the Board, meaning that 17,500,001 would be the threshold number of votes necessary to secure a seat on the Board in a contested election (and, therefore, to defeat a proposal to remove a director). Since the holders of 2,500,001 shares would be entitled to cast 17,500,007 votes, the director would remain on the Board.

•	If the holders of 17,500,001 shares voted in favor of the director’s removal, and the holders of 2,499,999 shares voted against removal, then the director would be removed. The director would be removed because the holders of 2,499,999 shares would be entitled to cast 17,499,993 votes, falling eight votes short of the number of votes that would be required to secure a seat on the Board in a contested election (and, therefore, to defeat a proposal to remove a director).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that appears below with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in our annual report on Form 10-K, as amended, and in this proxy statement.

The foregoing report is given by the members of the Compensation Committee: Philip G. Heasley (Chair), Morgan P. Guenther, and Zachary F. Sadek.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2010, the members of the Compensation Committee were Messrs. Guenther, Heasley, Sadek (as of June 2010) and Murphy (through April 2010), none of whom was a current or former officer or employee of Tier and none of whom had any related person transaction involving Tier. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the board of directors or the compensation committee of any other entity.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy, Objectives, and Design

Compensation Philosophy

Our compensation philosophy for all our employees is to create an overall compensation package that (1) provides fair and competitive cash compensation and (2) aligns the interests of our executives with the interests of our shareholders, principally through performance-based incentives and long-term incentives. This compensation philosophy is particularly true for our executive officers, as we rely on their leadership, management skills, and experience for Tier’s continued growth and development. The compensation discussion and analysis that follows discusses the compensation of the executive officers listed in the Summary Compensation Table below, whom we refer to as our “named executive officers.” Our named executive officers for fiscal year 2010 consist of Alex P. Hart, our current President and Chief Executive Officer, who began employment with us on August 16, 2010; Ronald L. Rossetti, who was our Chief Executive Officer through June 23, 2010; Charles W. Berger, who served as our interim Chief Executive Officer from the departure of Mr. Rossetti through Mr. Hart’s start date; Ronald W. Johnston, who was our Senior Vice President and Chief Financial Officer through March 3, 2011; Keith S. Kendrick, our Senior Vice President, Strategic Marketing; Keith S. Omsberg, our Vice President, General Counsel and Corporate Secretary; and Nina K. Vellayan, who was our Executive Vice President and Chief Operating Officer through August 17, 2010. This compensation discussion and analysis focuses on compensation for fiscal year 2010 and generally does not address employment and severance arrangements that we entered into after the end of fiscal year 2010, including employment arrangements with Atul Garg, who joined us as Senior Vice President, Product Management, effective November 1, 2010, after the conclusion of our 2010 fiscal year, and Sandip Mohapatra, who was promoted to Chief Technology Officer on March 3, 2011, and our severance agreement with Mr. Johnston, who resigned on March 3, 2011.

Compensation Objectives

Our Compensation Committee establishes and reviews our overall executive compensation philosophy and objectives and oversees our executive compensation programs. The primary goals of our compensation program are to:

•	attract, retain, and motivate talented employees;

•	support business strategies that promote sustained growth and development;

•	reward the achievement of business results through the delivery of competitive pay and performance-based incentive programs; and

•	link executives’ goals with the interests of shareholders by tying a portion of compensation to our stock.

We design our compensation strategy and packages for our executive officers to further these goals.

Performance

Our goal is to encourage and sustain high-quality performance by our executives. To achieve this goal, we compensate our executives for their individual skills, talents, leadership qualities, and responsibilities, primarily through base salary. To encourage our executives to meet and exceed current performance levels, enhance their skill levels, and maximize their contributions to our company, we also provide performance-based cash and long-term incentive compensation. The combination of guaranteed cash compensation in the form of base salary and the potential for additional performance-based compensation through our incentive compensation programs allows us to reward our executives for the value they add to our company.

Alignment

To align the interests of our executives with those of our company and our shareholders, we provide performance-based cash incentive and long-term incentive compensation. Cash incentive compensation is based in part on Tier’s achieving specific goals or targets for the fiscal year. By linking individual incentive compensation to Tier’s goals, we align the interests of our executives with those of our shareholders. In addition, we provide long-term incentives to our executives through stock options, restricted stock units (RSUs), and performance stock units (PSUs). This further aligns the interests of our executives with our shareholders because both shareholders and executives benefit from Tier’s growth and the appreciation of our stock.

Retention

We operate in a competitive work environment in which executives are presented with many opportunities outside of Tier. We have employment contracts with Messrs. Hart, Kendrick, Omsberg, and Garg. These contracts are intended to provide stability within our organization and allow for sustained focus and effort to grow and develop the company for continued success.

Implementing Our Objectives – our Chief Executive Officer

Alex P. Hart joined Tier as President and Chief Executive Officer in August 2010. We focus on Mr. Hart’s compensation because of his importance to the company, because his hiring and compensation were the principal developments in the compensation of our executive officers in fiscal year 2010, and because our approach to his compensation illustrates the Board and Compensation Committee’s approach to executive compensation generally.

CEO Search and Selection

At the beginning of fiscal year 2010, Mr. Rossetti was our President and CEO. He was employed pursuant to an employment agreement that specified a term of employment ending in April 2011. In April 2010, in anticipation of the expiration of Mr. Rossetti’s term of employment, the Board formed a new committee, the Succession Planning Committee, consisting of Messrs. Poe (Chairman), Guenther, and Heasley. The Board instructed that committee to take the lead on the CEO succession process, reporting to the Governance and Nominating Committee and to sessions of independent directors. The Succession Planning Committee considered matters related to the leadership of the company, retained a nationally recognized executive search firm, and initiated a search for possible CEO candidates.

Based on the work of the Succession Planning Committee, developments in the company’s business, and the Board’s view of the company’s executive management, among other things, the Board decided to accelerate the management transition in June 2010. Mr. Berger agreed to serve as interim CEO, until a new CEO had been selected. Mr. Berger’s compensation is discussed below. The Succession Planning Committee and independent directors continued to evaluate possible CEO candidates, including through in-person interviews.

In August 2010, the Succession Planning Committee and independent directors determined that Mr. Hart was the preferred candidate to become Tier’s new CEO. Mr. Hart was selected because of his extensive experience in the electronic payments industry, his expertise with strategy for electronic payments companies, his prior experience as the chief executive officer of a public company, and the Board’s view of his personal qualities and leadership skills.

Role of the Compensation Committee and Consultants in Determining the CEO’s Compensation

The Board’s Compensation Committee determined the compensation package that would be offered to Mr. Hart.

In fulfilling its duties, the Compensation Committee was assisted by Compensia, Inc., a consulting firm that specializes in providing executive compensation advisory services. The committee selected Compensia because of its expertise, particularly with technology companies. Prior to the committee’s retention of Compensia, Compensia had not provided services to Tier, and Compensia and its affiliates do not provide any services to Tier, other than compensation advisory services provided to the Board and Compensation Committee. Compensia is the Board and Compensation Committee’s independent compensation consultant.

Compensia’s advice focused principally on base salary, annual incentive compensation, and long-term incentive compensation. At the Compensation Committee’s request, Compensia provided market data on compensation practices at companies reasonably comparable to Tier, including data about the compensation of CEOs of public companies in an industry generally comparable to ours, and data about the compensation packages for recently hired CEOs at a broader group of public technology companies, in each case with market capitalizations generally comparable to ours. The first comparison group (both industry and market capitalization generally comparable to Tier) consisted of Asta Funding, Inc., Intersections, Inc., Online Resources Corporation, S1 Corporation, and TechTeam Global, Inc. The second comparison group (public technology companies with newly hired CEOs and market capitalization generally comparable to Tier) consisted of CalAmp Corp., Conexant Systems, Inc., Integral Systems, Inc., Internap Network Services Corporation, iPass Inc., LaserCard Corporation, Openwave Systems Inc., Sparton Corporation, The Street.com, Inc., Trident Microsystems, Inc., and Westell Technologies, Inc.

Elements of the CEO’s Compensation

In setting Mr. Hart’s compensation, the Compensation Committee was guided by the philosophy described above. In particular, the committee endeavored to structure a compensation package that induced Mr. Hart to leave his then-current employer and join Tier, and that also incentivized Mr. Hart to create value for Tier’s shareholders.

Mr. Hart’s compensation package consists of five main elements: base salary; cash incentive compensation; long-term incentives; perquisites and benefits; and severance and change of control provisions. The Compensation Committee used market data (including market data provided by Compensia) to assist it in determining how to allocate compensation among these elements, but the committee did not follow a specific allocation method or formula in setting Mr. Hart’s compensation, and members of the committee drew on their own business experience and judgment, their own evaluation of Mr. Hart, and their own assessments of the company in formulating Mr. Hart’s compensation package. Based on information provided by Compensia, the Compensation Committee believes that Mr. Hart’s overall compensation package is at approximately the 50th percentile, relative to the comparator companies described above.

Base Salary

Base salary, which provides a predictable source of income, is a material component of Mr. Hart’s compensation package. His base salary is intended to reflect his role and responsibility within the company, as well as the skills, experience, and leadership qualities he brings to his position. Based on these factors, as well as the market data provided by Compensia, Mr. Hart’s base salary was set at $400,000 per year.

The Compensation Committee expects to review Mr. Hart’s base salary at least annually and will evaluate adjustments based upon Tier’s performance and financial position, individual performance, market survey data, and general economic conditions, among other factors.

Cash Incentive Compensation

Our cash incentive compensation plans are designed to:

•	align the management team’s financial interests with those of our shareholders;

•	support a performance-oriented environment that rewards Tier’s overall results;

•	attract, motivate, and retain key management critical to Tier’s long-term success; and

•	align compensation with Tier’s business strategy, values, and management initiatives.

Cash incentives are used in particular to reward performance against defined financial metrics established as part of Tier’s annual budgeting and strategic planning process, such that our executive officers and other key contributors are recognized for the achievement of specific and measurable company performance metrics on an annualized basis. For fiscal year 2010, an officer with greater influence on our performance could have received incentive compensation equal to a higher percentage of his or her base salary if the company had achieved its objectives.

Mr. Hart is eligible for an annual discretionary performance cash bonus based on criteria established by the Board in its sole discretion and communicated to Mr. Hart. Mr. Hart’s target cash bonus is 75% of his base salary, but may range from 0% of base salary to 125% of base salary, with the specific payout for a particular year to be determined by the Board in its sole discretion. Under Mr. Hart’s employment agreement, Mr. Hart’s annual discretionary performance cash bonus for fiscal year 2010, if any, will be paid when other executives receive their bonuses under comparable arrangements but, in any event, between January 1 and March 15 of 2011.

Because Mr. Hart began employment with Tier late in fiscal year 2010, Mr. Hart did not participate in our formal cash incentive plan for executive officers, which we refer to as the Management Incentive Plan, or MIP. The MIP is discussed below under the heading Cash Incentive Compensation – Management Incentive Plan.

Long-term Incentive Compensation

To further align our executives’ financial interests with those of our shareholders, we provide long-term incentives through equity-based awards granted under our Amended and Restated 2004 Stock Incentive Plan, or the 2004 Plan, and the Executive Performance Stock Unit Plan, or the PSU Plan. From time to time, we may also grant equity awards outside of our established equity plans to new executives as an inducement material to their entering into employment with us, as permitted by NASDAQ rules. These incentives are designed to motivate executives through equity ownership or compensation tied to stock appreciation.

Consistent with the principles described above, we awarded Mr. Hart options to purchase a total of 400,000 shares of our common stock on August 16, 2010 pursuant to his employment agreement with us. Options to purchase 300,000 shares were awarded under the 2004 Plan, and options to purchase 100,000 shares were awarded outside of the 2004 Plan as an inducement material to his entering employment with us. These options have an exercise price of $5.06 per share, which is equal to the closing trading price of our common stock on the date of grant. The shares underlying the options vest as to 25% of the shares on August 16, 2011, the first anniversary of the date of grant, and as to an additional 1/48th of the shares on the same date in each succeeding month. Options that are unvested upon a termination of Mr. Hart’s employment will be forfeited, except that Mr. Hart may be entitled to accelerated vesting of his options if he is terminated within twelve months of a change of control of Tier. See Potential Payments Upon Termination or Change in Control for additional information.

Perquisites and Benefits

Our benefits programs include paid time off; medical, dental, and vision insurance; a 401(k) plan with a safe harbor matching contribution; group term life insurance; short term disability; long term disability; and a range of voluntary or elective benefits. All of our full-time employees, including Mr. Hart and our other executive officers, are generally eligible to participate in these programs. We do not have an established executive benefits program or an executive perquisite program.

Pursuant to his employment agreement with us, Mr. Hart is eligible for relocation reimbursement not to exceed $80,000 to move his residence from the Atlanta, Georgia area to our corporate headquarters in Reston, Virginia. During and up to the first 12 months of his employment with us, we have agreed to reimburse Mr. Hart for all reasonable and documented expenses for housing, meals, and transportation (which includes airfare, ground transportation, and parking) while working at the Reston, Virginia headquarters and maintaining a residence more than 50 miles from Reston. In addition, we are obligated to reimburse Mr. Hart up to $3,000 for his legal fees incurred in connection with the review and negotiation of his employment agreement. We believe these limited perquisites provided to Mr. Hart were important in inducing Mr. Hart to accept employment with us.

Severance and Change of Control Benefits

Pursuant to the employment agreements we have entered into with our executives, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of Tier. We believe these benefits help us compete for executive talent and reduce the distractions that might otherwise be caused by a possible change of control.

Our employment contracts with our current executive officers – Messrs. Hart, Kendrick, Omsberg, and Garg – all contain a “double trigger” structure for payments in connection with a change in control of Tier. Under a “double trigger” structure, a change in control must occur, and the executive’s employment must terminate due to a termination by Tier or its successor without cause, or due to a resignation by the executive for good reason. We believe that this “double trigger” structure maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing them appropriate incentives to cooperate in negotiating any change of control in which they believe they may lose their jobs.

If Mr. Hart is terminated without cause or resigns for good reason within a year following a change of control, and subject to his delivery and non-revocation of a general release of claims in favor of Tier, Mr. Hart will be entitled to the following:

•	cash severance equal to two times his annual base salary and target bonus paid in equal installments over a 24 month period;

•	if Mr. Hart elects to continue receiving group medical insurance under the COBRA continuation rules, payment by us of the same share of the premium it pays for active and similarly situated employees until the earlier of 12 months after his employment ends or the date his COBRA coverage expires; and

•	vesting of any outstanding equity awards with respect to any unvested portions that would have vested on or before the first anniversary of the date of his termination or resignation.

If Mr. Hart is terminated without cause or resigns for good reason in the absence of a change of control, and subject to his delivery and non-revocation of a general release in our favor, he will be entitled to the following:

•	cash severance equal to one times his annual base salary, plus any annual discretionary bonus that has been awarded to him by the Board for the calendar year preceding the year in which his employment ends; and

•	if Mr. Hart elects to continue receiving group medical insurance under the COBRA continuation rules, payment by us of the same share of the premium it pays for active and similarly situated employees until the earlier of 12 months after his employment ends or the date his COBRA coverage expires.

We have provided more detailed information about our severance and change of control benefits, along with estimates of their value under various circumstances, under Potential Payments Upon Termination or Change of Control below.

Sign-on Bonus

Mr. Hart’s target annual bonus from his prior employer was $137,500. In order to induce him to forego that bonus opportunity and join Tier, we agreed to pay Mr. Hart a one-time sign-on bonus of $100,000 in September 2010 in connection with the commencement of his employment with Tier. The amount of the sign-on bonus was equal to the target bonus that Mr. Hart would have been eligible to receive from his previous employer, pro-rated based upon the portion of the year that Mr. Hart was employed at such employer before beginning work with Tier. Mr. Hart must repay this bonus if his employment with Tier ends before August 16, 2011 due to his termination for cause by Tier or his voluntary resignation. The Compensation Committee believes that this sign-on bonus was critical in incentivizing Mr. Hart to accept employment with us.

Clawback

Mr. Hart’s employment agreement provides that if the Compensation Committee, in its reasonable discretion, determines that Mr. Hart engaged in fraud or misconduct as a result of which or in connection with which Tier is required to restate its financial information or financial statements, the Compensation Committee may, in its discretion, impose any or all of the following:

•	immediate expiration of any then-outstanding equity compensation, whether vested or not, if granted within the first 12 months after issuance or filing of any financial statement that is being restated (we refer to the 12-month period immediately following the issuance or filing of any financial statement that is being restated as the “Recovery Measurement Period”);

•	as to any exercised portion of any stock options (to the extent, during the Recovery Measurement Period, the options are granted, vest, are exercised, or the purchased shares are sold), prompt payment to Tier of any option gain, which is defined as the spread between the closing price on the date of exercise of the option and the exercise price paid by Mr. Hart;

•	payment or transfer to Tier of any stock gain, as defined in the employment agreement, from restricted stock, restricted stock units, or other similar forms of compensation; and/or

•	repayment of any bonuses paid during the Recovery Measurement Period.

In addition to the foregoing, following an accounting restatement due to material noncompliance with any financial reporting requirements under securities laws, Mr. Hart will be required to repay any incentive-based compensation (including any bonuses and equity compensation) paid during the three-year period preceding the date that Tier is required to prepare the accounting restatement which bonuses or equity compensation were based on the erroneous data. For purposes of this provision, the clawback is calculated as the excess amount paid on the basis of the restated results.

The Compensation Committee believes that these clawback provisions protect Tier and its shareholders in the event of fraud, misconduct, or other material noncompliance with financial reporting requirements, and are consistent with current good governance practices.

Implementing Our Objectives – our interim Chief Executive Officer

Charles W. Berger, a member of our Board of Directors, served as our interim Chief Executive Officer from June 23, 2010 through August 16, 2010, the date Mr. Hart began employment as our new CEO. Mr. Berger’s employment as interim CEO was intended as a temporary arrangement during our executive management transition. Mr. Berger was compensated at a rate of $17,307.69 bi-weekly during his employment period and was reimbursed for certain travel and other expenses relating to his employment. He was not eligible to receive any other compensation or benefits with respect to his service as interim CEO, and, for example, he did not receive any severance pay, long-term health or pension benefits, or long-term incentive compensation for serving as interim CEO.

During the period he was employed as interim CEO, Mr. Berger did not receive any cash compensation for his role as a director of Tier; however, his existing restricted stock units, options, and other stock awards continued to vest during that time.

The Compensation Committee used market data (including market data provided by Compensia on the compensation paid to directors serving as interim CEOs) to assist it in determining Mr. Berger’s compensation package, but the committee did not follow a specific allocation method or formula, and members of the committee drew on their own business experience and judgment in formulating Mr. Berger’s compensation package.

Implementing Our Objectives – our other Named Executive Officers

General

Compensation for our named executive officers other than Mr. Hart is generally structured in the same manner as Mr. Hart’s compensation and is guided by similar principles, although Mr. Hart’s compensation is set at a higher overall level, reflecting his role as the company’s principal executive officer. As with Mr. Hart’s compensation, the compensation of our other named executive officers consists of base salary, cash incentive programs, long-term incentives, perquisites and benefits, and severance and change of control benefits, and each of these components serves a similar function as it does for Mr. Hart. The Compensation Committee did not use market data or a compensation consultant in determining the compensation packages that would be offered to executive officers other than Messrs. Hart and Berger in fiscal year 2010.

As previously noted, the hiring and compensation of Mr. Hart were the principal developments in the compensation of our executive officers in fiscal year 2010, and much of the Compensation Committee’s efforts were focused on the executive management transition process. With the hiring of Mr. Hart now complete, the Compensation Committee, with the assistance of Compensia, is undertaking a broader review of the compensation of our executives. Consistent with our past practices, Mr. Hart, in his capacity as CEO, is expected to have significant input in this review and in future compensation decisions concerning executives other than himself.

Base Salary

None of our named executive officers received a salary increase in fiscal year 2010. This reflected the Compensation Committee’s conclusion that salary increases were not appropriate given general economic conditions and the performance of the company.

The following table sets forth the base salaries of our named executive officers for fiscal 2010, 2009, and 2008, presented at an annual rate:

	Base salary rate by fiscal year
	2010	2009	2008
Alex P. Hart (1) President and Chief Executive Officer	$400,000	$—	$—
Ronald W. Johnston (2) Former Senior Vice President, Chief Financial Officer	272,000	272,000	275,000
Keith S. Kendrick Senior Vice President, Strategic Marketing	265,000	265,000	265,000
Keith S. Omsberg Vice President, General Counsel and Corporate Secretary	190,000	190,000	190,000
Ronald L. Rossetti Former Chief Executive Officer and Chairman of the Board	400,000	400,000	(3)
Nina K. Vellayan (4) Former Executive Vice President, Chief Operating Officer	275,000	275,000	—
Charles W. Berger Interim Chief Executive Officer	(5)	—	—

(1)	Mr. Hart joined Tier in August 2010.

(2)	Mr. Johnston voluntarily reduced his base salary from $275,000 to $272,000 for fiscal year 2009, effective January 2009. Mr. Johnson resigned on March 3, 2011.

(3)	Pursuant to Mr. Rossetti’s employment agreement signed April 30, 2008, Mr. Rossetti’s base salary was reduced from $600,000 to $400,000 per annum, a reduction of 33%, effective May 1, 2008. Mr. Rossetti’s employment with Tier ended in June 2010.

(4)	Ms. Vellayan joined Tier in October 2008. Ms. Vellayan’s employment with Tier ended in August 2010.

(5)	Mr. Berger served as interim CEO from June 23, 2010 until August 16, 2010. During that time he earned $17,307.69 per bi-weekly pay period.

Cash Incentive Compensation – the Management Incentive Plan

For fiscal year 2010, we had one formal cash incentive compensation plan, our management incentive plan, or MIP. In fiscal year 2010, all named executive officers other than Mr. Hart and Mr. Berger were eligible to participate in the MIP. Mr. Hart did not participate in the MIP because he began employment with Tier at the end of fiscal year 2010, and Mr. Berger was not eligible to participate in the MIP under his interim employment arrangement.

In the first quarter of fiscal year 2010, the Compensation Committee approved performance metrics under the MIP. The performance metrics consisted of a company performance metric and one or more individual performance goals for each participating individual. The company performance metric was net income from our Continuing Operations segment before interest, tax, depreciation and amortization and stock based equity compensation, which we refer to as Adjusted EBITDA. Our Continuing Operations segment consists of our electronic payments solutions operations and our wind-down operations, which include certain operations we intend to wind down over the next two years. The Adjusted EBITDA targets for fiscal year 2010 and associated payouts were as follows:

Adjusted EBITDA Performance Metric
Threshold	Target	Maximum

$8,000,000	$10,000,000	$12,000,000
No payout at Threshold	100% of Target	125% of Target (1)

(1)	At the maximum Adjusted EBITDA Performance metric, Mr. Rossetti was only entitled to the Target payout amounts.

These targets, including threshold, target, and maximum performance targets with associated levels of payout, were approved by the Compensation Committee based upon Tier’s strategic plan and budget process.

The individual performance goals were as follows:

•	Ronald L. Rossetti – development of complete plan for allocation of cash resources

•	Nina K. Vellayan – platform consolidation and product introduction

•	Ronald W. Johnston – accounting system consolidation, utilization of financial tracking tool, and management of capital expense budget

•	Keith S. Kendrick – product launch, client satisfaction survey, and branding

•	Keith S. Omsberg – completion of money transmitter license project and contract negotiations for new clients and vendors

These individual performance goals were approved by the Compensation Committee. Under the plan approved by the Compensation Committee, no executive officer would receive payment for meeting his or her individual performance goals unless the company met or exceeded its threshold performance target, $8,000,000 of Adjusted EBITDA.

The following tables illustrate the percentage of bonus allocated to the company performance metric and to individual performance goals, and related potential threshold, target, and maximum payouts for fiscal 2010 under the MIP for Messrs. Rossetti, Johnston, Kendrick, and Omsberg and Ms. Vellayan.

Percentages of Payout Allocation
	Threshold		Target		Maximum
	Adjusted		Adjusted		Adjusted
Name	EBITDA (1)	Individual	EBITDA	Individual	EBITDA	Individual
Ronald L. Rossetti	—	15%	85%	15%	85%	15%
Nina K. Vellayan	—	30%	70%	30%	70%	30%
Ronald W. Johnston	—	30%	70%	30%	70%	30%
Keith S. Kendrick	—	30%	70%	30%	70%	30%
Keith S. Omsberg	—	50%	50%	50%	50%	50%

(1)	If the Company achieved threshold Adjusted EBITDA, the named executive officers were only eligible to receive payout for achieving individual performance goals.

Estimated Payout Levels (1)
Name	Threshold	Target	Maximum
Ronald L. Rossetti	$45,000	$400,000	$400,000
Nina K. Vellayan	41,250	206,250	275,000
Ronald W. Johnston	40,800	163,200	204,000
Keith S. Kendrick	39,750	159,000	198,750
Keith S. Omsberg	14,250	57,000	85,500

(1)	The following table provides detail on the basis of the estimated payout levels as a percentage of base salary:

	Percentage of Target
Name	Threshold	Target	Maximum
Ronald L. Rossetti	75%	100%	100%
Nina K. Vellayan	50%	75%	100%
Ronald W. Johnston	50%	60%	75%
Keith S. Kendrick	50%	60%	75%
Keith S. Omsberg	15%	30%	45%

During fiscal year 2010, Tier did not meet any of its Adjusted EBITDA goals, and therefore no executive officer received a payout under the MIP.

If performance targets for a fiscal year are not met, the Compensation Committee may still elect to pay bonus incentive compensation on a discretionary basis. There is no limit on the Compensation Committee’s discretion; however, for fiscal year 2010, the Compensation Committee has not exercised discretion to increase the bonus compensation payable to any executive officer. The Compensation Committee expects that it would exercise its discretion to pay bonus compensation where it determined that such a payment would increase shareholder welfare over the medium- and long-term. In determining whether and how to exercise their discretion to pay incentive compensation, the members of the Compensation Committee are subject to the same standards of fiduciary duty, good faith, and business judgment that govern the exercise of their other responsibilities as directors of Tier.

Long-term Incentive Compensation

As noted above, Tier provides long-term incentives to our executives through stock options and restricted stock units granted under our Amended and Restated 2004 Stock Incentive Plan and performance stock units granted under the Executive Performance Stock Unit Plan.

The Compensation Committee did not award any options, restricted stock units, performance stock units, or other long-term incentive compensation to any of our named executive officers other than Mr. Hart during fiscal 2010. The Compensation Committee made this decision due to the performance of the company, general economic conditions, and the need to reassess market data for equity compensation for these positions. As part of its broader review of the company’s executive compensation program, the committee is assessing the use of equity incentives in the compensation of Tier’s employees.

2004 Plan

Under the 2004 Plan, the Compensation Committee has the authority to issue stock options, stock appreciation rights, restricted stock, or other stock-based awards to all employees, officers, directors, consultants, and advisors at its discretion. We issue stock options and RSUs under the 2004 Plan as a method for providing long-term equity incentives to our executives. Since the options are granted with an exercise price equal to the fair market value of our common stock at the time of grant, and RSUs are earned based upon share value performance over a defined measurement period, executives receive a benefit only if the stock price appreciates over the term of the option or RSU.

Under the terms of the 2004 Plan, the maximum number of shares with respect to which awards may be granted to any individual under the plan is 300,000 shares per fiscal year, and the maximum number of shares with respect to which Awards (as such term is defined in the 2004 Plan) other than options and stock appreciation rights may be granted is 500,000. Subject to provisions relating to vesting acceleration that apply under certain circumstances, options granted to executive officers other than Mr. Hart typically vest over five years, with 20% of the underlying shares vesting on the each of the first five anniversaries of the grant date, and have a maximum ten year term, and RSUs typically vest three years after they are earned.

Options and RSUs that are unvested upon an executive’s termination are generally forfeited, unless otherwise provided in an option agreement or employment agreement. We believe this encourages executive performance, tenure, and the promotion of sustained growth with Tier. However, our named executive officers may be entitled to accelerated vesting of their options and RSUs under certain circumstances, including a change of control. See Potential Payments Upon Termination or Change in Control for additional information.

PSU Plan

In an effort to further align our executives’ financial interests with those of our shareholders and promote stability in key executive positions, the Compensation Committee adopted the PSU Plan on December 4, 2008, or the effective date. Under the PSU Plan, a maximum of 800,000 units may be issued for awards to eligible executives. The units will be awarded only upon the achievement and maintenance for a period of 60 days of specific share performance targets, or Share Price Performance Targets, that, for the initial participants in the PSU Plan, are $8.00, $9.50, $11.00, and $13.00 per share. For participants hired after the effective date, the Committee will establish Share Price Performance Targets based on 25%, 50%, 75%, and 100% increases in the share price. The PSUs will be awarded in four equal tranches at those Share Price Performance Targets.

Any PSUs awarded will vest on December 4, 2011, the third anniversary of the effective date, unless they vest earlier upon a change of control event, as defined in the PSU plan.

We intend to pay PSUs in cash in the pay period in which the grant becomes fully vested. However, if we have shares available for such issuance under, if required, a shareholder approved plan, we may instead issue shares of our common stock in an amount equivalent to the value of the PSUs. An executive will be entitled to receive a payment equal to (x) the price of a share of our common stock as of the close of market on the date of vesting, but not more than $15.00, multiplied by (y) the number of PSUs that have been awarded to the executive.

Under the PSU Plan’s change of control provision, if we experience a change of control event, the units that have been awarded or would be awarded based upon the per share value realized by our shareholders in the change of control event will be immediately awarded, and the payment due to the executive will be based on such per share value realized by our shareholders in the change of control event, not to exceed $15.00 per share. If the executive continues to be employed by the surviving entity following the change of control event, the award will vest and be paid at the earlier of two years after the change of control event or three years after the effective date of the PSU Plan. Payment of the award may be accelerated following a change of control event for a termination without cause, death or disability, or resignation for good reason that occurs within 24 months of the change of control event.

Former Executive Officers

During fiscal year 2010, Mr. Rossetti and Ms. Vellayan ceased to be employees of Tier. Mr. Rossetti serves on our Board of Directors and currently holds options to purchase shares of common stock, which options are fully vested and will remain exercisable according to their respective terms. RSUs may be issued to Mr. Rossetti under his Enterprise Value Award Plan, or EVA Plan, on or before March 26, 2011 if some or all of the performance targets set forth in the EVA Plan are achieved or a change in control of Tier occurs prior to that date in which the performance targets are met, but if the performance targets in the EVA Plan have not been achieved, directly or through a change in control of Tier, by March 26, 2011, then Mr. Rossetti’s rights to receive RSUs under that plan will expire. Pursuant to Ms. Vellayan’s separation agreement with us, 40,000 options scheduled to vest on December 4, 2010 were accelerated and vested on her separation date of August 17, 2010. Ms. Vellayan exercised these options in full prior to their expiration on November 17, 2010.

Perquisites and Benefits

As noted above, we do not have an established executive benefits program or an executive perquisite program. However, we provide commuting and relocation benefits to executive officers who do not reside near our headquarters when they join us. We believe these perquisites benefit us and our shareholders by inducing individuals who do not live near Reston, Virginia to join Tier, and by ensuring that these executive officers are able to maintain a regular presence at our headquarters to meet their duties and responsibilities in full.

As noted above, Mr. Garg joined us effective with the beginning of our fiscal year 2011. At the time he joined us, Mr. Garg resided in the Oak Brook, Illinois area. He received a relocation package modeled on Mr. Hart’s relocation package: Mr. Garg is eligible for relocation reimbursement not to exceed $50,000 to move his residence from Oak Brook to Reston, and during and up to the first 12 months of his employment with us, we have agreed to reimburse him for all reasonable and documented expenses for housing, meals, and transportation while working at our Reston headquarters and maintaining a residence more than 50 miles from Reston.

Pursuant to his June 30, 2008 employment agreement, we provide Mr. Kendrick with a fully-furnished corporate apartment located near our corporate headquarters in Reston, Virginia. We also provide Mr. Kendrick with local transportation for travel while he is located in Reston. In addition, we reimburse Mr. Kendrick for travel to and from his current residence to our corporate headquarters. Travel reimbursement includes airfare, ground transportation, parking, and meals. Mr. Kendrick is provided home office equipment and a cellular phone to assist him in executing his responsibilities while he is absent from our headquarters. In addition, under Mr. Kendrick’s June 30, 2008 employment agreement, if Mr. Kendrick recognizes income for income tax purposes as a result of our payment of certain expenses, we are obligated to make a tax gross-up payment to Mr. Kendrick based upon the additional tax liability. Tier’s Compensation Committee has expressed the intent not to include a tax gross-up provision in any new employment contract, and we did not include a tax gross-up provision in our agreements with Messrs. Hart, Berger, or Garg.

We provided similar perquisites to Ronald L. Rossetti, our former CEO, as required by his April 30, 2008 employment agreement, while he was serving as CEO. We provided Mr. Rossetti with a fully-furnished corporate apartment located near our corporate headquarters in Reston, and with local transportation for travel while he was located in Reston. In addition, we reimbursed Mr. Rossetti for travel to and from his current residence to our corporate headquarters. Travel reimbursement included airfare, ground transportation, parking, and meals. Mr. Rossetti was also provided home office equipment and a cellular phone to assist him in executing his responsibilities while he was absent from our headquarters. In addition, we made a tax gross-up payment to Mr. Rossetti for the income Mr. Rossetti recognized for income tax purposes as a result of our payment of certain expenses. As noted above, Tier’s Compensation Committee has expressed the intent not to include a tax gross-up provision in any new employment contract.

Severance and Change of Control Benefits

Messrs. Kendrick and Omsberg have, and Mr. Johnston had, severance and change of control arrangements through their employment agreements. These arrangements, which are described in detail under Potential Payments Upon Termination or Change in Control, are generally structured similarly to Mr. Hart’s, with appropriate adjustments based upon their relative positions and responsibilities within Tier. As with Mr. Hart, their change of control provisions are “double trigger” — for a change of control provision to be triggered, the change of control event must occur and the executive’s employment must terminate.

The severance and change of control benefits in our employment agreement with Nina Vellayan, who left Tier on August 17, 2010, were also structured similarly to Mr. Hart’s. Consistent with her employment agreement, the severance agreement we entered into with Ms. Vellayan upon her departure provided that she was entitled to a lump-sum payment equal to one times her base salary and to payment by Tier of medical insurance premiums for her and her covered beneficiaries for 12 months, subject to certain limitations. In addition, following negotiations with Ms. Vellayan, we also agreed to pay her the base salary that would have been due to her between August 17, 2010 and October 1, 2010 in a lump sump payment, accelerate the vesting of 40,000 shares subject to stock options held by her that would otherwise have been unvested as of her separation date, and pay her a pro-rata portion of her bonus if a bonus were paid to Tier’s senior executives for the achievement of performance targets and performance metrics for fiscal year 2010, in each case subject to certain limitations. We also released Ms. Vellayan from her one year noncompetition obligation to us.

Pursuant to the employment agreement dated as of April 30, 2008 between Tier and Mr. Rossetti, Mr. Rossetti was entitled to the payments specified in the employment agreement upon the execution of a separation agreement and release. In December 2010, Mr. Rossetti executed a separation agreement and release in substantially the form provided for by the employment agreement, and the amount that Tier paid Mr. Rossetti pursuant to the separation agreement was determined substantially in the manner required by the employment agreement.

We have provided more detailed information about our severance and change of control benefits, including the payouts to Mr. Rossetti and Ms. Vellayan in connection with their departure, under Potential Payments Upon Termination or Change of Control below.

Equity Ownership Guidelines

Members of Tier’s Board of Directors are required to hold shares of Tier common stock with a value equal to three times the amount of the annual retainer paid to directors, calculated using the annual retainer in effect as of the later of March 31, 2009 and the date the director is elected to the Board. Directors are required to achieve the guideline within three years of joining the Board, or, in the case of directors serving at March 31, 2009, within three years of that date. These guidelines may be waived, at the discretion of Tier’s Governance and Nominating Committee, if compliance would create severe hardship or prevent a director from complying with a court order. Please see Director Compensation for additional information concerning director retainers.

Tier currently does not have equity ownership guidelines for its executive officers.

Tax and Accounting Implications

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows federal tax deductions for compensation in excess of $1.0 million paid, generally, to the Chief Executive Officer and the next three highly paid officers, other than the Chief Financial Officer. Compensation that is “performance-based” within the meaning of the Code does not count toward the $1.0 million limit. We believe it is in our best interest, to the extent practicable, to have executive compensation be fully deductible under the Code. However, the Compensation Committee has full discretion to provide compensation that potentially may not be fully deductible.

Accounting for Share-Based Compensation

We value share-based compensation based on the grant date fair value using the Black-Scholes model for options and the Monte Carlo simulation option pricing model for RSUs and PSUs. We recognize compensation expense over the vesting period of the option, RSU or PSU grants, which ranges from three to five years. Additional information about the valuation of our options and RSUs can be found in Note 13 — Share-Based Payment of our Annual Report on Form 10-K for fiscal year ended September 30, 2010.

EXECUTIVE COMPENSATION

This section provides certain tabular and narrative information regarding the compensation of our named executive officers, which for fiscal year 2010 consist of Alex P. Hart, who joined Tier as our President and Chief Executive Officer in August 2010; Ronald W. Johnston, who was our Senior Vice President and Chief Financial Officer through March 2011; Keith S. Kendrick, our Senior Vice President, Strategic Marketing; Keith S. Omsberg, our Vice President and General Counsel; Ronald L. Rossetti, who was our Chief Executive Officer through June 2010; Nina K. Vellayan, who was our Executive Vice President and Chief Operating Officer through August 2010; and Charles W. Berger, who served as our interim Chief Executive Officer from June 2010 until August 2010. For additional information regarding compensation of the named executive officers, see Compensation Discussion and Analysis beginning on page 29.

Summary Compensation Table

The following table sets forth information regarding compensation of our named executive officers during the fiscal years ended September 30, 2010, 2009 and 2008. References to “years” in the tables in this section are to our fiscal years ended September 30, 2010, September 30, 2009 and September 30, 2008.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)
Alex P. Hart (5)
President, Chief
Executive Officer	2010	$38,462	$100,000	$—	$830,560	$—	$6,319	$975,341
Ronald W. Johnston (6)	2010	272,000	—	—	—	—	7,036	279,036
Former Senior Vice	2009	272,692	—	177,750	133,568	165,000	8,180	757,190
President, Chief Financial Officer	2008	172,158	68,750	—	701,840	—	4,943	947,691
Keith S. Kendrick	2010	265,000	—	—	—	—	166,754	431,754
Senior Vice President,	2009	265,000	132,500	118,500	98,100	59,625	95,405	769,130
Strategic Marketing	2008	68,288	—	—	357,430	—	42,953	468,671
Keith S. Omsberg	2010	190,000	—	—	—	—	5,700	195,700
Vice President,	2009	190,000	—	59,250	26,714	28,500	4,385	308,849
General Counsel and Secretary	2008	188,000	92,500	—	204,766	—	5,585	490,851
Ronald L. Rossetti (7)	2010	304,615	—	—	—	—	1,392,835	1,697,450
Former Chief Executive	2009	400,000	—	345,000	—	400,000	228,061	1,373,061
Officer	2008	589,231	390,513	1,949,500	—	—	278,363	3,207,607
Nina K. Vellayan (8)	2010	248,558	—	—	—	—	335,883	584,441
Former Executive Vice President,	2009	267,596	75,000	213,300	356,180	206,250	8,028	1,126,354
Chief Operating Officer
Charles W. Berger (9)
Interim Chief Executive Officer	2010	65,769	—	72,900	—	—	39,750	178,419

(1)	Reflects the following bonus payouts for fiscal years 2010, 2009 and 2008:

		Employment
Name	Year	Agreement	Discretionary	Total Bonus Payout
Alex P. Hart	2010	$100,000	$—	$100,000
Ronald W. Johnston	2008	68,750	—	68,750
Keith S. Kendrick	2009	132,500	—	132,500
Keith S. Omsberg	2008	—	92,500	92,500
Ronald L. Rossetti	2008	166,667	223,846	390,513
Nina K. Vellayan	2009	75,000	—	75,000

See Compensation Discussion and Analysis for additional information on bonus payments.

(2)	The amounts included in these columns reflect the aggregate grant date fair value of restricted stock units, performance stock units and option awards granted to the named executive officers during each year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are included in our Share-based Payment footnote to the audited consolidated financial statements included in our annual report on Form 10-K for fiscal year 2010.

These amounts represent the expected compensation cost to be recognized over the service period determined as of the grant date. These amounts reflect our calculation of the value of these awards on the date of grant and do not necessarily correspond to the actual value that may ultimately be realized by the officer. See the “Grants of Plan-Based Awards During Fiscal 2010” table for information regarding restricted stock units, performance stock units and options awards to the named executive officers during fiscal 2010.

(3)	Reflects cash payouts for fiscal year 2009 under the Executive Incentive Plan.

			Total Non-Equity
Name	Year	Incentive Plan	Incentive Payout
Ronald W. Johnston	2009	EIP	$165,000
Keith S. Kendrick	2009	EIP	59,625
Keith S. Omsberg	2009	EIP	28,500
Ronald L. Rossetti	2009	EIP	400,000
Nina K. Vellayan	2009	EIP	206,250

See Compensation Discussion and Analysis for additional information on the Executive Incentive Plan. The company performance threshold under the 2010 MIP was not met. As a result, there was no payout to executives under the 2010 MIP.

(4)	Consists of:

•	the aggregate incremental cost to Tier of providing perquisites and other personal benefits;

•	company matching contributions under 401(k) plans;

•	tax reimbursement payments relating to income tax liability incurred by the applicable executive as a result of the Company’s payment for the perquisites described below;

•	severance related payments; and

•	board fees.

The following table summarizes the amounts shown in the “All Other Compensation” column:

		Perquisites		Tax			Total all other
Name	Year	(a)	401(k)	reimbursement	Severance(b)	Board fees(c)	compensation

Alex P. Hart	2010	$5,396	$923	$—	$—	$—	$6,319

Ronald W. Johnston	2010	—	7,036	—	—	—	7,036
	2009	—	8,180	—	—	—	8,180
	2008	—	4,943	—	—	—	4,943

Keith S. Kendrick	2010	102,834	7,044	56,876	—	—	166,754
	2009	87,455	7,950	—	—	—	95,405
	2008	35,986	1,835	5,132	—	—	42,953

Keith S. Omsberg	2010	—	5,700	—	—	—	5,700
	2009	—	4,385	—	—	—	4,385
	2008	—	5,585	—	—	—	5,585

Ronald L. Rossetti	2010	74,660	5,908	36,035	1,267,792	8,440	1,392,835
	2009	116,802	7,350	103,909	—	—	228,061
	2008	183,338	6,900	88,125	—	—	278,363

Nina K. Vellayan	2010	—	6,239	—	329,644	—	335,883
	2009	—	8,028	—	—	—	8,028

Charles W. Berger	2010	—	—	—	—	39,750	39,750

(a)	See Perquisites and Benefits in Compensation Discussion and Analysis for a discussion of perquisites provided to executives. Perquisites include:

•	expenses for corporate apartments located near our corporate headquarters in Reston, Virginia, including utilities;

•	expenses for local transportation while the executive is located in Reston and air and ground transportation, meals and lodging for travel by the executive to and from his home to our corporate headquarters in Reston; and

•	legal consultation fees relating to negotiation and review of the executive’s employment agreement.

The following table summarizes the amounts shown in the “Perquisites” column:

				Legal
Name	Year	Corporate apartment*	Travel*	consultation*†	Total

Alex P. Hart	2010	$—	$5,396	$—	$5,396

Keith S. Kendrick	2010	31,125	71,709	—	102,834
	2009	28,221	59,234	—	87,455
	2008	8,310	19,371	8,305	35,986
Ronald L. Rossetti	2010	38,814	35,846	—	74,660
	2009	52,459	64,343	—	116,802
	2008	39,096	113,431	30,811	183,338

•	Amounts reflect aggregate incremental cost to the Company, which is equal to the Company’s out-of-pocket costs for these perquisites.

†	We are obligated to reimburse Mr. Hart for up to $3,000 for his legal fees incurred in connection with the review and negotiation of his employment agreement.

(b)	The amount in the Severance column consists of severance payments paid pursuant to our separation agreements with Mr. Rossetti and Ms. Vellayan. Of the $329,644 reported for Ms. Vellayan, $275,000 represents amounts earned in fiscal year 2010 which are due to Ms. Vellayan in February 2011.
(c)	The amount included in the Director’s fees column consists of director’s fees earned by Mr. Rossetti and Mr. Berger for service on board. Mr. Rossetti and Mr. Berger did not earn any director’s fees for serving on our board while also serving as our chief executive officer.

(5)	Mr. Hart joined the Company August 16, 2010.

(6)	Mr. Johnston served as interim Chief Financial Officer from April 2008 to June 2008. His employment with us terminated March 3, 2011.

(7)	Mr. Rossetti’s employment with us terminated June 26, 2010.

(8)	Ms. Vellayan’s employment with us terminated August 17, 2010.

(9)	Mr. Berger served as interim chief executive officer from June 23, 2010 until August 16, 2010. Pursuant to Mr. Berger’s employment letter dated July 15, 2010, Mr. Berger received a salary of $17,307.69 per bi-weekly period but was not eligible for other compensation, benefits, vacation accruals or gross-ups with respect to his position as interim chief executive officer.

Fiscal 2010 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards made to the named executive officers during the fiscal year ended September 30, 2010:

		Estimated Possible Payouts Under			All Other	All Other
		Non-Equity Incentive Plan Awards(1)			Stock	Option
					Awards:	Awards:	Exercise or	Grant Date
					Number of	Number of	Base Price	Fair Value of
					Shares of	Securities	of Option	Stock and
	Grant	Threshold	Target	Maximum	Stock or	Underlying	Awards	Option
Name	Date	($)(2)	($)(3)	($)(4)	Units (#)	Options (#)	($/sh)	Awards ($)(5)

Alex P. Hart	8/16/10	$—	$—	$—	—	400,000	$5.06	$830,560
Ronald W. Johnston		40,800	163,200	204,000	—	—	—	—
Keith S. Kendrick		39,750	159,000	198,750	—	—	—	—
Keith S. Omsberg		14,250	57,000	85,500	—	—	—	—
Ronald L. Rossetti		45,000	400,000	400,000	—	—	—	—
Nina K. Vellayan		41,250	206,250	275,000	—	—	—	—
Chuck W. Berger		—	—	—	9,000 (6)	—	—	72,900

(1)	Figures shown represent estimated possible payouts under our 2010 MIP. For additional information concerning performance metrics and payouts under our 2010 MIP, see Compensation Discussion and Analysis. We did not meet the corporate performance threshold goal for Adjusted EBITDA for fiscal year 2010, and accordingly no payouts were made under our 2010 MIP.

(2)	The threshold amount represents the amounts that would have been payable to the executive if we met our corporate performance threshold goal of Adjusted EBITDA of $8,000,000 and individual performance goals were met.

(3)	The target amount represents the amounts that would have been payable to the executive if we met our corporate performance target goal of Adjusted EBITDA of $10,000,000 and individual performance goals were met.

(4)	The maximum amount represents the amounts that would have been payable to the executive if we met our corporate performance target goal of Adjusted EBITDA of $12,000,000 and individual performance goals were met.

(5)	Represents the aggregate fair market value on date of grant, in accordance with U.S. GAAP. The value shown for Mr. Berger’s award represents 9,000 units multiplied by the closing price of Tier’s common stock on May 11, 2010 of $8.10. The actual amount paid on this award will depend on the closing price of Tier’s common stock on May 11, 2011.

(6)	Represents restricted stock units awarded to Mr. Berger upon election to our Board of Directors at our 2010 annual meeting. Mr. Berger was awarded 9,000 units on May 11, 2010, which vest on May 11, 2011.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth for each named executive officer certain information about stock options and unvested and unearned equity incentive plan awards held at the end of the fiscal year ended September 30, 2010:

											Equity
											Incentive
									Equity		Plan
									Incentive		Awards:
									Plan		Market or
									Awards:		Payout
									Number of		Value of
			Number of				Number	Market	Unearned		Unearned
	Number of		Securities				of Shares	Value of	Shares,		Shares,
	Securities		Underlying				or Units	Shares or	Units, or		Units or
	Underlying		Unexercised				of Stock	Units of	Other		Other
	Unexercised		Options		Option		That	Stock	Rights		Rights That
	Options		(#)		Exercise	Option	Have Not	That Have	That Have		Have Not
	(#)		Unexercisable		Price	Expiration	Vested	Not	Not Vested		Vested ($)
Name	Exercisable		(a)		($)	Date	(#)	Vested ($)	(#)		(e)

Alex P. Hart	—		400,000	(1)	$5.06	8/16/20

	—		400,000

Ronald W. Johnston	133,333		66,667	(2)	8.01	7/01/18
	15,000		60,000	(3)	4.25	12/04/18

									37,500	(c)	$207,750

	148,333		126,667						37,500

Keith S. Kendrick	40,000		60,000	(4)	7.80	7/01/18
	10,000		40,000	(5)	4.73	12/30/18

									25,000	(c)	138,500

	50,000		100,000						25,000

Keith S. Omsberg	2,500		—		16.04	7/04/12
	3,000		—		7.81	11/30/13
	3,000		—		8.60	10/31/14
	8,000		2,000	(6)	7.05	9/12/16
	12,000		18,000	(7)	10.20	10/01/17
	8,000		12,000	(8)	9.25	12/10/17
	3,000		12,000	(9)	4.25	12/04/18

									12,500	(c)	69,250

	39,500		44,000						12,500

Ronald L. Rossetti	10,000		—		19.56	1/22/12
	10,000		—		13.75	1/30/13
	15,000		—		8.62	1/27/14
	5,000		—		9.77	10/07/14
	20,000		—		8.30	6/29/15
	300,000		—		5.50	7/25/16

									150,000	(d)	831,000

	360,000		—						150,000

Nina K. Vellayan	60,911	(b)	—		4.25	12/04/18

	60,911		—

Charles W. Berger	10,000		—		19.56	1/23/12
	10,000		—		13.75	1/31/13
	15,000		—		8.62	1/28/14
	5,000		—		9.77	10/08/14
	20,000		—		8.30	6/30/15
	40,000		—		5.95	8/24/16
	20,000		—		7.90	2/28/17
	20,000		—		7.81	2/28/18

							9,000	$49,860
							9,000	49,860

	140,000		—				18,000	$99,720

(a)	Vesting schedules of the unexercisable option awards are set forth below. Vesting may be accelerated under certain circumstances described in Potential Payments upon Termination or Change of Control.

Name	Footnote reference	Vesting date	Number vesting

Alex P. Hart	(1)	8/16/11	100,000
		8,333 shares per month from 9/16/11 through 8/16/14	300,000
Ronald W. Johnston	(2)	7/01/11	66,667
	(3)	12/04/10	15,000
		12/04/11	15,000
		12/04/12	15,000
		12/04/13	15,000
Keith S. Kendrick	(4)	6/30/11	20,000
		6/30/12	20,000
		6/30/13	20,000
	(5)	12/30/10	10,000
		12/30/11	10,000
		12/30/12	10,000
		12/30/13	10,000

Keith S. Omsberg	(6)	9/13/11	2,000
	(7)	10/01/10	6,000
		10/01/11	6,000
		10/01/12	6,000
	(8)	12/10/10	4,000
		12/10/11	4,000
		12/10/12	4,000
	(9)	12/04/10	3,000
		12/04/11	3,000
		12/04/12	3,000
		12/04/13	3,000

(b)	Options awarded under the 2004 Plan are exercisable as to vested shares up to 90 days from termination. This number represents the number of vested options Ms. Vellayan was entitled to exercise as of September 30, 2010. The 90 day exercise window ended on November 17, 2010. Ms. Vellayan exercised all of these options prior to that date.

(c)	The table above shows the number of PSUs that would be earned by the named executive officers upon achievement and maintenance of the threshold Share Price Performance Target, or $8.00 per share, for the required 60 day period. The named executive officers have been granted the total number of PSUs shown in the table below (which includes the PSUs shown in the table above) under the PSU Plan. These PSUs are earned when the Share Price Performance Targets shown below are met and maintained for 60 consecutive days. PSUs that have been earned vest December 4, 2011. Vesting may be accelerated under certain circumstances described in Potential Payments upon Termination or Change of Control.

	Number of Units at Share Price
	Performance Target
					Total units that
					could be
	$8.00	$9.50	$11.00	$13.00	awarded

Ronald W. Johnston	37,500	37,500	37,500	37,500	150,000
Keith S. Kendrick	25,000	25,000	25,000	25,000	100,000
Keith S. Omsberg	12,500	12,500	12,500	12,500	50,000

Total					300,000

(d)	The table above shows the number of RSUs that would be earned by Mr. Rossetti upon achievement and maintenance of the threshold Share Price Performance Target, or $8.00 per share, for the required 60 day period. Mr. Rossetti has been granted a total of 700,000 RSUs (including the 150,000 RSUs show in the table above) under his EVA Plan. These RSUs are earned when the Share Price Performance Targets shown below are met and maintained for 60 consecutive days, and RSUs that are earned vest on April 30, 2011. Vesting may be accelerated under certain circumstances described in Potential Payments upon Termination or Change of Control. However, our severance agreement with Mr. Rossetti provides that if these Share Price Performance Targets have not been achieved, directly or through a change of control of Tier by March 26, 2011, then Mr. Rossetti’s rights to receive RSUs under the plan will expire.

Share Price
Performance Target	Number of RSUs

$8.00	150,000
11.00	180,000
13.00	185,000
15.00	185,000

700,000

(e)	Represents the market value of RSUs or PSUs, as applicable, issuable to the applicable executive upon achievement and maintenance of the $8.00 threshold Share Price Performance Target for the required 60 day period, subject to the vesting requirements noted in footnotes (c) and (d) above. The market value was determined by multiplying $5.54 (the closing price of Tier’s stock at September 30, 2010) by the number of RSUs or PSUs, as applicable.

Fiscal 2010 Option Exercises and Stock Vested

The following table sets forth for each named executive officer certain information about stock options that were exercised during the fiscal year ended September 30, 2010:

Option awards
Number of shares
	acquired on exercise	Value realized on
Name	(#)	exercise ($)

Alex P. Hart	—	$—
Ronald W. Johnston	—	—
Keith S. Kendrick	—	—
Keith S. Omsberg	—	—
Ronald L. Rossetti	—	—
Nina K. Vellayan	10,057	11,867	(1)
	9,032	11,832	(2)
Charles W. Berger	—	—

(1)	Amount realized on exercise was determined by multiplying $5.43 (the closing price of Tier’s stock at September 20, 2010, the date of exercise) by the number of shares exercised and subtracting the aggregate exercise price paid for such shares.

(2)	Amount realized on exercise was determined by multiplying $5.56 (the closing price of Tier’s stock at September 30, 2010, the date of exercise) by the number of shares exercised and subtracting the aggregate exercise price paid for such shares.

Potential Payments Upon Termination or Change of Control

This section provides information regarding payments and benefits to the named executive officers, other than Mr. Berger, that would be triggered by termination of the officer’s employment (including voluntary termination, involuntary termination, resignation for good reason and termination due to death or disability) or a change of control of Tier. Mr. Berger was not entitled to any severance or change of control benefits with respect to his service as our interim CEO.

Some key terms in our employment agreements with our named executive officers are “cause” and “good reason”. Summaries of these definitions, which are qualified by reference to the full definitions and related provisions in the employment agreements, are as follows:

Cause (for all named executive officers except Mr. Berger and Mr. Hart) shall mean a finding by Tier of:

•	a conviction of the named executive officer of, or a plea of guilty or nolo contendere by the named executive officer to, any felony;

•	an intentional violation by the named executive officer of federal or state securities laws;

•	willful misconduct or gross negligence by the named executive officer that has or is reasonably likely to have a material adverse effect on Tier;

•	a failure of the named executive officer to perform his or her reasonably assigned duties for Tier that has or is reasonably likely to have a material adverse effect on Tier;

•	a material violation by the named executive officer of any material provision of our Business Code of Conduct or, in the case of Mr. Johnston, our Code of Ethics for Chief Executive, Chief Financial and Chief Accounting Officers (or successor policies on similar topics) or any other applicable policies in place;

•	a violation by the named executive officer of any provision of his or her Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement with us; or

•	fraud, embezzlement, theft or dishonesty by the named executive officer against Tier.

Under Mr. Hart’s employment agreement, cause is defined as the employee’s:

•	fraud;

•	material misrepresentation;

•	theft or embezzlement of assets of Tier;

•	conviction, or pleas of guilty or nolo contendere to any felony (or felony charge reduced to a misdemeanor), or, with respect to Mr. Hart’s employment, any misdemeanor;

•	material failure to follow Tier’s policies;

•	material breach of the agreement; and/or

•	continued failure to attempt in good faith to perform duties as reasonably assigned by the Board.

In the case of named executive officers other than Mr. Hart, good reason shall mean, without the named executive officer’s prior written consent, the occurrence of any of the following:

•	any reduction in the named executive officer’s base salary, and in the case of Mr. Kendrick a reduction in the minimum bonus opportunity below 50% of base salary;

•	in the case of Mr. Kendrick, any material reduction in position and reporting status (defined as reporting directly to the Chief Executive Officer of Tier or an equivalent position), or any material diminution in the nature and scope of duties, responsibilities, powers or authorities consistent with those immediately following commencement of employment by Mr. Kendrick, as applicable, with Tier, or the assignment of duties and responsibilities materially inconsistent with Mr. Kendrick’s position of Senior Vice President, Strategic Marketing;

•	in the case of Mr. Johnston and Mr. Omsberg, any material diminution of the named executive officer’s duties, responsibilities, powers, or authorities;

•	in the case of Mr. Kendrick, any requirement imposed upon Mr. Kendrick to relocate his principal residence to any other location than Reston, Virginia or Atlanta, Georgia or a similar metropolitan area;

•	in the case of Mr. Omsberg, any relocation of his principal place of employment by more than 50 miles or a requirement that Mr. Omsberg relocate his principal place of residence by more than 50 miles; or

•	a material breach by Tier of any material provision of the employment agreement.

In the case of Mr. Hart, good reason shall mean, without Mr. Hart’s prior written consent, a material diminution in his authority, duties or responsibilities (subject to certain exceptions), a breach by Tier of any material provision of his employment agreement, or Tier’s requiring him to perform his principal services primarily in a geographic area more than 50 miles from its Reston, Virginia headquarters.

Under our corporate policy, all employees, including our named executive officers, are entitled to payments for base salary and payout of any accrued personal time off, or PTO, accrued through the termination date, but not yet paid.

Potential Payments Due under our Employment Agreement with our Chief Executive Officer

On August 10, 2010, we entered into an employment agreement with our Chief Executive Officer, Alex P. Hart. Pursuant to the terms of this agreement, Mr. Hart is entitled to certain compensation and benefits upon termination of his employment and/or a change of control of Tier, payable in equal installments in accordance with Tier’s standard payroll practices and provided, in the case of a termination without cause or a voluntary termination for good reason by Mr. Hart, that Mr. Hart delivers a general release of claims which must become irrevocable within 60 days of the date of the event. The following table describes the maximum potential payments that would have been due to Mr. Hart as of September 30, 2010, upon designated situations outlined in his employment agreement.

					Voluntary
		Involuntary for		Involuntary	termination
Benefits and payments upon	Voluntary	cause	Death or	not for cause	with good	Change of
termination	termination(1)	termination(1)	disability(1)	termination(2)	reason(2)	control(3)
Salary	$13,846	$13,846	$13,846	$413,846	$413,846	$813,846
Bonus	—	—	—	—	—	600,000
Health benefits	—	—	—	12,000	12,000	12,000
Perquisites	—	—	—	—	—	—
Accrued PTO	3,548	3,548	3,548	3,548	3,548	3,548

Total company obligation	17,394	17,394	17,394	429,394	429,394	1,429,394
Stock options (4)	—	—	—	—	—	48,000

Total benefit to employee	$17,394	$17,394	$17,394	$429,394	$429,394	$1,477,394

(1)	Amounts reflect maximum salary earned but not paid prior to date as of September 30, 2010, accrued prior year bonus not paid prior to date of termination and personal time off accrued through September 30, 2010.

(2)	Amounts reflect maximum salary earned but not paid prior to September 30, 2010, accrued prior year bonus not paid prior to date of termination, one year’s base salary, twelve months’ continuation of health benefits and personal time off accrued through September 30, 2010.

(3)	Amounts reflect maximum salary earned but not yet paid through September 30, 2010, accrued prior year bonus not paid prior to date of termination, two times the annual base salary and target bonus, twelve months’ continuation of health benefits and personal time off accrued through September 30, 2010. In addition, Mr. Hart is entitled to immediate vesting of any options that would have vested on or before the first anniversary of the date of employment termination.

(4)	The amount represents the value of options that would vest through September 30, 2011 at a closing price of $5.54 less the cost to the employee to exercise the options at their exercise price.

Potential Payments Due under our Employment Agreement with our former Chief Financial Officer

On July 1, 2008, we entered into an employment agreement with Ronald W. Johnston, who was then serving as our Chief Financial Officer. Pursuant to the terms of this agreement, as amended, Mr. Johnston was entitled to certain compensation and benefits, payable in a lump sum (with the exception of health benefits, which would be reimbursed monthly) within 30 days of the applicable event (or such later date as is required for compliance with tax laws governing deferred compensation) and provided in the case of a termination other than for death, disability, or cause or a voluntary termination by Mr. Johnston, Mr. Johnston signed a separation agreement and release. The following table describes the maximum potential payments that would have been due to Mr. Johnston as of September 30, 2010, upon designated situations outlined in his employment agreement.

				Voluntary
		Involuntary for	Involuntary not	termination
Benefits and payments upon	Voluntary	cause	for cause	with good	Death or	Change of
termination	termination(1)	termination(1)	termination(2)	reason(2)	disability(2)	control(3)
Salary	$9,415	$9,415	$281,415	$281,415	$281,415	$553,415
Bonus	—	—	—	—	—	233,750
Performance stock units (4)	—	—	—	—	—	—
Health benefits	—	—	12,000	12,000	12,000	18,000
Perquisites	—	—	—	—	—	—
Accrued PTO	31,194	31,194	31,194	31,194	31,194	31,194

Total company obligation	40,609	40,609	324,609	324,609	324,609	836,359
Stock options (5)	19,350	19,350	19,350	19,350	19,350	58,050

Total benefit to employee	$59,959	$59,959	$343,959	$343,959	$343,959	$894,409

(1)	Amounts reflect maximum salary earned but not paid through September 30, 2010, accrued prior year bonus not paid prior to date of termination and personal time off accrued through September 30, 2010.

(2)	Amounts reflect maximum salary earned but not paid prior to September 30, 2010, accrued prior year bonus not paid prior to date of termination, one year’s base salary, twelve months’ continuation of health benefits and personal time off accrued through September 30, 2010.

(3)	Amounts shown are payable in the event of a termination of Mr. Johnston’s employment by Tier without cause, or a resignation by Mr. Johnston for good reason, within one year after a change of control, and reflect maximum salary earned but not paid through September 30, 2010, accrued prior year bonus not paid prior to date of termination, two times (a) base salary and (b) bonus equal to the average annual bonus paid to Mr. Johnston (or for the most recent year, accrued for Mr. Johnston) for the previous three years (or such shorter period during which Mr. Johnston was employed), immediate vesting of any stock options, eighteen months’ continuation of health benefits and personal time off accrued through September 30, 2010.

(4)	As of September 30, 2010, the stock price performance targets that trigger the award of performance stock units had not been met, therefore no units were considered awarded or vested for purposes of the table above. In the event Mr. Johnston’s employment terminates within 24 months of a change of control, due to his death, disability, termination by Tier without cause, or resignation by Mr. Johnston for good reason, all PSUs previously awarded (if any) will vest in full.

(5)	The amount represents the value of vested, in-the-money options as of September 30, 2010 at a closing price of $5.54 less the cost to the employee to exercise the options at their exercise price.

Potential Payments Due under our Employment Agreement with our Senior Vice President, Strategic Marketing

On June 30, 2008, we entered into an employment agreement with our Senior Vice President, Strategic Marketing, Keith S. Kendrick. Pursuant to the terms of this agreement, Mr. Kendrick is entitled to certain compensation and benefits, payable in a lump sum (with the exception of health benefits, which would be reimbursed monthly) within 30 days of the applicable event (or such later date as is required for compliance with tax laws governing deferred compensation) and provided in the case of a termination other than for death, disability, or cause or a voluntary termination by Mr. Kendrick, Mr. Kendrick signs a separation agreement and release. The following table describes the maximum potential payments that would have been due to Mr. Kendrick as of September 30, 2010, upon designated situations outlined in his employment agreement.

				Voluntary
		Involuntary for	Involuntary not	termination
Benefits and payments	Voluntary	cause	for cause	with good	Death or	Change of
upon termination	termination(1)	termination(1)	termination(2)	reason(2)	disability(2)	control(3)
Salary	$9,173	$9,173	$274,173	$274,173	$274,173	$539,173
Bonus	—	—	—	—	—	192,125
Performance stock units (4)	—	—	—	—	—	—
Health benefits	—	—	12,000	12,000	12,000	18,000
Perquisites	—	—	—	—	—	—
Accrued PTO	13,128	13,128	13,128	13,128	13,128	13,128

Total company obligation	22,301	22,301	299,301	299,301	299,301	762,426
Stock options (5)	8,100	8,100	8,100	8,100	8,100	24,300

Total benefit to employee	$30,401	$30,401	$307,401	$307,401	$307,401	$786,726

(1)	Amounts reflect maximum salary earned but not paid through September 30, 2010, accrued prior year bonus not paid prior to date of termination and personal time off accrued through September 30, 2010.

(2)	Amounts reflect maximum salary earned but not paid prior to September 30, 2010, accrued prior year bonus not paid prior to date of termination, one year’s base salary, twelve months’ continuation of health benefits and personal time off accrued through September 30, 2010.

(3)	Amounts shown are payable in the event of a termination of Mr. Kendrick’s employment by Tier without cause, or a resignation by Mr. Kendrick for good reason, within one year after a change of control, and reflect maximum salary earned but not paid through September 30, 2010, accrued prior year bonus not paid prior to date of termination, two times (a) base salary and (b) bonus equal to the average annual bonus paid to Mr. Kendrick (or for the most recent year, accrued for Mr. Kendrick) for the previous three years (or such shorter period during which Mr. Kendrick was employed), immediate vesting of any stock options, eighteen months’ continuation of health benefits and personal time off accrued through September 30, 2010.

(4)	As of September 30, 2010, the stock price performance targets that trigger the award of performance stock units had not been met, therefore no units were considered awarded or vested for purposes of the table above. In the event Mr. Kendrick’s employment terminates within 24 months of a change of control due to his death, disability, termination by Tier without cause, or resignation by Mr. Kendrick for good reason, all PSUs previously awarded (if any) will vest in full.

(5)	The amount represents the value of vested, in-the-money options as of September 30, 2010 at a closing price of $5.54 less the cost to the employee to exercise the options at their exercise price.

Potential Payments Due under our Employment Agreement with our Vice President, General Counsel and Corporate Secretary

On May 6, 2009, we entered into an employment agreement with our Vice President, General Counsel and Corporate Secretary, Keith S. Omsberg. Pursuant to the terms of this agreement, as amended, Mr. Omsberg is entitled to certain compensation and benefits, payable in a lump sum (with the exception of health benefits, which would be reimbursed monthly) within 30 days of the applicable event (or such later date as is required for compliance with tax laws governing deferred compensation) and provided in the case of a termination other than for death, disability, or cause or a voluntary termination by Mr. Omsberg, Mr. Omsberg signs a separation agreement and release. The following table describes the maximum potential payments that would have been due to Mr. Omsberg as of September 30, 2010, upon designated situations outlined in his employment agreement.

				Voluntary
		Involuntary for	Involuntary not	termination
Benefits and payments upon	Voluntary	cause	for cause	with good	Death or	Change of
termination	termination(1)	termination(1)	termination(2)	reason(2)	disability(2)	control(3)
Salary	$6,577	$6,577	$196,577	$196,577	$196,577	$386,577
Bonus	—	—	—	—	—	121,000
Performance stock units (4)	—	—	—	—	—	—
Health benefits	—	—	12,000	12,000	12,000	18,000
Perquisites	—	—	—	—	—	—
Accrued PTO	18,182	18,182	18,182	18,182	18,182	18,182

Total company obligation	24,759	24,759	226,759	226,759	226,759	543,759
Stock options (5)	3,870	3,870	3,870	3,870	3,870	11,610

Total employee benefit	$28,629	$28,629	$230,629	$230,629	$230,629	$555,369

(1)	Amounts reflect maximum salary earned but not paid through September 30, 2010, accrued prior year bonus not paid prior to date of termination and personal time off accrued through September 30, 2010.

(2)	Amounts reflect maximum salary earned but not paid prior to September 30, 2010, accrued prior year bonus not paid prior to date of termination, one year’s base salary, twelve months’ continuation of health benefits and personal time off accrued through September 30, 2010.

(3)	Amounts shown are payable in the event of a termination of Mr. Omsberg’s employment by Tier without cause, or a resignation by Mr. Omsberg for good reason, within one year after a change of control, and reflect maximum salary earned but not paid prior to date of termination, accrued prior year bonus not paid prior to date of termination, two times (a) base salary and (b) bonus equal to the average bonus paid over the preceding three years, immediate vesting of options that would have vested within eighteen months of the termination of Mr. Omsberg’s employment, full vesting of all performance stock units awarded in accordance with the PSU Plan (if any), eighteen months’ continuation of health benefits and personal time off accrued through September 30, 2010.

(4)	As of September 30, 2010, the stock price performance targets that trigger the award of performance stock units had not been met, therefore no units were considered awarded or vested for purposes of the table above. In the event Mr. Omsberg’s employment terminates within 24 months of a change of control due to his death, disability, termination by Tier without cause, or resignation by Mr. Omsberg for good reason, all PSUs previously awarded (if any) will vest in full.

(5)	The amount represents the value of vested, in-the-money options as of September 30, 2010 at a closing price of $5.54 less the cost to the employee to exercise the options at their exercise price.

Former Executive Officers

In August 2010, Tier and Ms. Vellayan entered into a severance agreement and release of claims in connection with Ms. Vellayan’s departure from the company. Consistent with her employment agreement, the severance agreement provided that she was entitled to a lump-sum payment equal to $275,000 (one times her base salary) and to payment by Tier of medical insurance premiums for her and her covered beneficiaries for 12 months (Ms. Vellayan did not participate in Tier’s benefits programs, as such she was not eligible for COBRA), subject to certain limitations. In addition, following negotiations with Ms. Vellayan, we also agreed to pay her the base salary that would have been due to her between August 17, 2010 and October 1, 2010 in a lump sum payment in the amount of $37,019, accelerate the vesting of 40,000 shares subject to stock options held by her that would otherwise have been unvested as of her separation date (which had a value of $75,575 at September 30, 2010 at a closing price of $5.54 less the cost of Ms. Vellayan to exercise the options), and pay her a pro-rata portion of her bonus if a bonus were paid to Tier’s senior executives for the achievement of performance targets and performance metrics for fiscal year 2010, in each case subject to certain limitations.

Pursuant to the employment agreement dated as of April 30, 2008 between Tier and Mr. Rossetti, Mr. Rossetti was entitled to the payments specified in the employment agreement upon the execution of a separation agreement and release. In December 2010, Mr. Rossetti executed a separation agreement and release in substantially the form provided for by the employment agreement, and the amount that Tier paid Mr. Rossetti pursuant to the separation agreement was determined substantially in the manner required by the employment agreement. The payments made by Tier under the separation agreement consisted of $1,251,132, which equaled the sum of (1) $347,628, equaling the average historic bonus (as defined in the employment agreement) of $463,504, prorated by multiplying the bonus by 9/12ths, (2) $863,504, equaling one times Mr. Rossetti’s base salary of $400,000 as in effect on the effective date of his departure from Tier, plus the average historic bonus, and (3) $40,000 in legal fees and expenses with respect to Mr. Rossetti’s obtaining legal counsel with respect to separation from the Company and the separation agreement and release. Pursuant to Mr. Rossetti’s separation agreement, Tier is obligated to pay the premiums for Mr. Rossetti (which premiums are currently $987.17 per month) and any covered beneficiary’s coverage under COBRA health continuation benefits through June 29, 2011 (or such lesser period in which the individuals are eligible for such coverage). In addition, under the separation agreement, Mr. Rossetti’s options to purchase Tier common stock, all of which are fully vested, will remain exercisable accordingly to their respective terms, and RSUs may be issued to Mr. Rossetti under his EVA Plan, on or before March 26, 2011 if some or all of the performance targets set forth in the EVA Plan are achieved or a change in control of Tier occurs prior to that date in which the performance targets are met, but if the performance targets in the EVA Plan have not been achieved, directly or through a change in control of Tier, by March 26, 2011, then Mr. Rossetti’s rights to receive RSUs under that plan will expire.

DIRECTOR COMPENSATION

The compensation of our non-employee directors is determined by the Board and is based on the recommendation of our Compensation Committee. Compensation is generally reviewed annually, and more frequently when the Compensation Committee deems necessary. In addition to the results of peer group studies, prior annual retainers and per-meeting fees are taken into account to determine overall compensation.

The following table describes the compensation program for our non-employee directors:

Pay component	Fiscal 2010

Board retainer (payable quarterly in arrears)	$20,000

Board member fee (per meeting)
In-person meeting	1,000
Telephonic meeting	500

Committee chair retainer (payable quarterly in arrears)
Audit committee	5,000
All other committees	2,500

Committee meeting fee (per meeting)
In-person meeting	1,000
Telephonic meeting	500

Lead director/Chairman retainer (payable quarterly in arrears)	5,000

In addition, we reimburse our Board members for reasonable expenses, including travel related expenses, incurred to attend Board and/or committee meetings.

For fiscal year 2010, our Board members (other than Mr. Hart and Mr. Rossetti) were granted 9,000 restricted stock units in connection with the annual meeting of shareholders. These restricted stock units are payable in cash and vest in full one year from the date of grant, subject to full vesting in the event of a change of control. The vesting and payout provisions of the restricted stock units under the circumstances described below are as follows:

•	Death and disability–Pro rata vesting through the date of death or disability; immediate payout

•	Voluntary resignation–Pro rata vesting through the date of resignation; payable at end of one-year vesting period

•	Termination for cause–Forfeit entire award

•	Change of control–100% vesting, payable on date of change of control

Mr. Hart, the only director who is also a Tier employee, receives no compensation for serving as a director. During the periods in which they served as chief executive officer, Mr. Rossetti and Mr. Berger did not receive compensation for serving as directors.

Fiscal 2010 Director Compensation

For our fiscal year ended September 30, 2010, our directors were compensated in the manner described above. The following table sets forth information regarding the compensation of our non-employee directors for the fiscal year ended September 30, 2010. Compensation information for Mr. Berger and Mr. Rossetti is included in the Summary Compensation Table on page 42.

	Fees earned or	Stock awards
Name	paid in cash ($)	($)(1)	Total ($)
John J. Delucca (Chair Audit Committee (beginning July 2010))	$48,155	$72,900	$121,055
Daniel J. Donohue(2)	18,000	—	18,000
Morgan P. Guenther (Chair Governance and Nominating Committee)	53,500	72,900	126,400
Philip G. Heasley (Chairman of the Board (beginning April 2010); Chair Compensation Committee; and Lead Director (through April 2010))	58,000	72,900	130,900
Michael R. Murphy(2)	24,000	—	24,000
David A. Poe (Chair Data Security Committee, Chair Succession Planning Committee)	38,522	72,900	111,422
Zachary F. Sadek	43,500	72,900	116,400

(1)	The amounts reflect the aggregate grant date fair value of restricted stock units awarded to each member elected to the Board of Directors at the 2010 annual meeting. In accordance with ASC 718 the amount is calculated as shares awarded (9,000) multiplied by the closing price of Tier common stock on May 11, 2010 (the date of award).

(2)	Messrs. Donohue and Murphy did not stand for re-election at our 2010 annual meeting.

Members of the Succession Planning Committee held numerous informal meetings, including conference calls, discussions with the committee’s executive search firm, and interviews with prospective candidates, but the committee did not hold any formal meetings. Because the committee conducted its work informally, Mr. Poe received the standard $2,500 fee for service as committee chairman but no other member of the committee was compensated for his service on the committee.

The following table shows the aggregate number of stock awards and option awards outstanding at the end of fiscal year 2010 for each director:

Name	Stock Awards Outstanding	Options Outstanding
John J. Delucca	18,000	40,000
Morgan P. Guenther	18,000	140,000
Philip G. Heasley	18,000	10,002
David A. Poe	18,000	6,668
Zachary F. Sadek	18,000	—

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended September 30, 2010 with management and McGladrey & Pullen, LLP, or McGladrey, Tier Technologies, Inc.’s registered public accounting firm for fiscal year 2010. The Audit Committee also reviewed and discussed with McGladrey the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and letter from McGladrey required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey’s communications with the Audit Committee concerning independence, and has discussed with McGladrey its independence from Tier.

Based upon the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in Tier’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

The foregoing report is given by the members of the Audit Committee: John J. Delucca (Chair), Morgan P. Guenther, and Zachary F. Sadek.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The aggregate fees billed by McGladrey & Pullen LLP, or McGladrey, to us for the fiscal years ended September 30, 2010 and 2009 are as follows:

(In thousands)	2010	2009
Audit Fees (1)	$435	$539
Audit Related Fees	—	52
Tax Fees	—	—
All Other Fees (2)	80	—

Total	$515	$591

(1)	Represents fees for the audit of our financial statements, review of our quarterly financial statements, audit of our internal controls, and advice on accounting matters directly related to the audit and audit services provided in connection with other statutory and regulatory filings.

(2)	Represents fees associated with SAS 70 audit and SAS 70 readiness review services related to our EPS operations.

The Audit Committee has a policy requiring that it approve the scope, extent, and associated fees of any audit services provided by our independent registered public accounting firm and that it pre-approve all non-audit related services performed by the independent registered public accounting firm. For the fiscal year ended September 30, 2010, the Audit Committee pre-approved 100% of the services performed by McGladrey and did not rely on the de minimis exception under Rule 2-01(c)(7)(i)(C) of Regulation S-X under the Exchange Act.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Shareholder Proposals for Our Next Annual Meeting

If a shareholder intends to present a proposal for inclusion in the proxy statement for our next annual meeting, the shareholder must follow the procedures outlined in Rule 14a-8 under the Exchange Act. Such proposals must be addressed to Tier Technologies, Inc., Attention: Corporate Secretary, 11130 Sunrise Valley Drive, Reston, Virginia 20191, and received no later than November 17, 2011.

Proposals not intended to be included in next year’s proxy statement, but that are instead sought to be presented directly at the 2011 annual meeting, including nominations of director candidates, must be received by us at the above-mentioned address not less than 60 days nor more than 90 days prior to the first anniversary of the date of this year’s meeting (but if we give less than 70 days advance notice or prior public disclosure of the date of such meeting, we must receive such proposals and director nominations by the close of business on the tenth day following the mailing of notice of the date of such annual meeting or public disclosure of the date of such annual meeting, whichever comes first) and must otherwise comply with the requirements of our bylaws.

If you and other residents at your mailing address own shares of our common stock in street name, your broker, bank or other nominee record holder may have notified you that your household will receive only one notice of Internet availability of proxy materials, annual report and proxy statement for each company in which you hold stock through that broker or bank. Each shareholder will continue to receive a separate proxy card or voting instruction card. If you would like to receive additional copies of the notice of Internet availability of proxy materials, annual report, and proxy statement, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker, bank, or other nominee holder, or you may contact us by mail or phone at Tier Technologies, Inc., 11130 Sunrise Valley Drive, Reston, Virginia 20191, attention Corporate Secretary, (571) 382-1000.

A copy of the our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 is available without charge upon written request to Corporate Secretary, Tier Technologies, Inc., 11130 Sunrise Valley Drive, Reston, Virginia 20191.

By Order of the Board of Directors

Keith S. Omsberg
Secretary

March 16, 2011

DIRECTIONS TO THE ANNUAL MEETING

Sheraton Reston Hotel
11810 Sunrise Valley Drive, Reston, Virginia 20191
Phone: (703) 620-9000

From Reston Town Center

•	Take Reston Parkway west to Sunrise Valley Drive.

•	Continue for one-quarter mile; the hotel will be on your left.

From Washington D.C.

•	Take Interstate 66 West and follow the exit signs for Washington/Dulles Airport 267 Toll Road.

•	Proceed on 267 West to Reston Parkway, Exit 12.

•	Turn left on Reston Parkway. At the second light turn left again onto Sunrise Valley Drive.

•	Continue for a quarter mile; the hotel will be on your left.

From Washington Reagan International Airport (DCA)

•	Take Washington Parkway to Capital Beltway Interstate 495 into Virginia.

•	Merge onto the Dulles access Toll Road 267 East.

•	Take Exit 12 to Reston Parkway and turn left.

•	Proceed to the first light and turn left on Sunrise Valley Drive.

•	Continue for a quarter mile; the hotel will be on the left.

From South (Virginia)

•	Follow Capital Beltway Interstate 495 North.

•	Take the exit for Washington/Dulles Airport 267 Toll Road West.

•	Proceed on 267 West to Reston Parkway, Exit 12.

•	Turn left on Reston Parkway to the second light, then turn left again on Sunrise Valley Drive.

•	Continue for a quarter mile; the hotel will be on your left.

From North (Maryland)

•	Follow Capital Beltway Interstate 495 to Virginia.

•	Take the exit for Washington/Dulles Airport 267 Toll Road West.

•	Follow 267 West to Reston Parkway, Exit 12.

•	Turn left on Reston Parkway. At the second light turn left again onto Sunrise Valley Drive.

•	Continue for a quarter mile; the hotel will be on your left.

From Washington Dulles International Airport (IAD)

•	Follow Dulles access Toll Road 267 East.

•	Take Exit 12 to Reston Parkway and turn right.

•	Go to the first light and turn left on Sunrise Valley Drive.

•	Continue for a quarter mile; the hotel will be on the left.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TIER TECHNOLOGIES, INC. M31214-P08150 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 6, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 6, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Tier Technologies, Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” ON PROPOSAL 1, A VOTE “FOR” PROPOSALS 2 AND 4, AND A VOTE OF “1 YEAR” ON PROPOSAL 3. TIER TECHNOLOGIES, INC. 11130 SUNRISE VALLEY DRIVE, SUITE 300 RESTON, VA 20191 Nominees for Directors for election by the holders of common stock: 1. PROPOSAL 1: 01) Charles W. Berger 02) Morgan P. Guenther 03) James C. Hale 04) Alex P. Hart 4. PROPOSAL 4: To ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011. 2. PROPOSAL 2: To approve an advisory vote on executive compensation. 3. PROPOSAL 3: To approve holding future executive compensation advisory votes every one year, two years, or three years, as indicated. Unless otherwise specified on the reverse side, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of directors; provided that the proxies will not cumulate votes for any nominees from whom the undersigned has withheld authority to vote. To specify different directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees as explained in the proxy statement, mark the adjacent box and write your instructions on the reverse side. (If you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and the number of votes to be given to such Board nominee(s)). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial, or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. 05) Philip G. Heasley 06) David A. Poe 07) Zachary F. Sadek 08) Katherine A. Schipper For Against Abstain 1 Year 2 Years 3 Years Abstain For Against Abstain M31215-P08150

TIER TECHNOLOGIES, INC. PROXY ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 7, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Tier Technologies, Inc., hereby constitutes and appoints Keith S. Kendrick and Keith S. Omsberg and each of them, with full power of substitution, as proxy or proxies of the undersigned to vote the number of shares of common stock which the undersigned would be entitled to vote if personally present at Tier’s Annual Meeting of Stockholders, to be held at the Sheraton Reston Hotel located at 11810 Sunrise Valley Drive, Reston, Virginia at 10:00 a.m. local time on April 7, 2011, and at any adjournments or postponements thereof, with respect to the proposals described in the Notice of Annual Meeting of Stockholders and proxy statement, in the manner specified on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponements or adjournments thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AMONG THE BOARD’S NOMINEES AS DIRECTED BY THE STOCKHOLDER. WHERE NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED CUMULATIVELY IN THE DISCRETION OF THE PROXY HOLDERS AMONG THE BOARD’S NOMINEES NAMED IN PROPOSAL 1 (EXCEPT FOR ANY NOMINEES FOR WHOM THE UNDERSIGNED HAS WITHHELD AUTHORITY TO VOTE), FOR PROPOSAL 2, FOR “ONE YEAR” ON PROPOSAL 3, AND FOR PROPOSAL 4. TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE (If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.) Cumulative Voting Instructions (Mark the Corresponding box on the reverse side) P R O X Y